UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934

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BE Aerospace, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BE AEROSPACE, INC.
1400 CORPORATE CENTER WAY
WELLINGTON, FLORIDA 33414

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JULY 30, 2009

Notice is hereby given that the Annual Meeting of Stockholders of BE Aerospace, Inc. will be held in the Conference Center, 36th Floor, Ropes & Gray LLP, One International Place, Boston, Massachusetts at 10:30 a.m. on Thursday, July 30, 2009 for the following purposes:

1.	To elect three Class III Directors;

2.	Ratification of appointment of Independent Registered Public Accounting Firm;

3.	To consider and act upon a proposal to amend the 2005 Long-Term Incentive Plan;

4.	To consider and act upon a stockholder proposal; and

5.	To transact any other business that may properly come before the meeting, or any adjournment thereof.

Stockholders of record at the close of business on June 1, 2009 are entitled to notice of and to vote at the meeting.

Whether or not you plan to attend the meeting in person, please sign and date the enclosed proxy and return it promptly in the enclosed envelope.

By Order of the Board of Directors,
EDMUND J. MORIARTY
Secretary
Wellington, Florida
June 15, 2009

TABLE OF CONTENTS

i

BE AEROSPACE, INC.

 ANNUAL MEETING OF STOCKHOLDERS
JULY 30, 2009

 PROXY STATEMENT

THIS PROXY STATEMENT AND THE ENCLOSED PROXY ARE BEING MAILED TO STOCKHOLDERS ON OR ABOUT JUNE 15, 2009.

The enclosed form of proxy is solicited on behalf of BE Aerospace, Inc. (the “Company”) to be voted at the 2009 Annual Meeting of Stockholders to be held in the Conference Center, 36th Floor, Ropes & Gray LLP, One International Place, Boston, Massachusetts at 10:30 a.m. on Thursday, July 30, 2009, or at any adjournment thereof.

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•
To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•
To vote over the telephone, dial toll-free 1-800-652-VOTE (1-800-652-8683) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 1:00 a.m. Central Time, on July 30, 2009 to be counted.

•
To vote on the Internet, go to http://www.investorvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 1:00 a.m. Central Time, on July 30, 2009 to be counted.

A proxy may be revoked by a stockholder at any time before it is voted (i) by returning to the Company another properly signed proxy bearing a later date; (ii) by delivering a written revocation to the Secretary of the Company; or (iii) by attending the meeting and voting the shares represented by the proxy in person. Shares represented by the enclosed form of proxy properly executed and returned or submitted over the telephone or on the Internet, and not revoked, will be voted at the meeting by the persons named as proxies, Thomas P. McCaffrey and Edmund J. Moriarty.

The expense of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by mail, the Company may use the services of its officers and other employees to solicit proxies personally and by mail, telephone and telegram from brokerage houses and other stockholders. Officers and other employees of the Company will receive no compensation in addition to their regular salaries for soliciting proxies. The Company has retained Georgeson Shareholder Communications, Inc. to assist in solicitation of proxies for a fee of $7,000 plus expenses. The Company will reimburse brokers and other persons for their reasonable charges and expenses in forwarding soliciting materials to the beneficial owners of the common stock.

In the absence of contrary instructions, the persons named as proxies will vote in accordance with the intentions stated below. The holders of record of shares of the Company’s common stock, $0.01 par value, at the close of business on May 30, 2009 are entitled to receive notice of and to vote at the meeting. As of April 21, 2009 the Company had 101,032,567 shares of common stock issued and outstanding.  Each share of common stock is entitled to one vote on each matter to come before the meeting.

Consistent with Delaware state law and the Company’s by-laws, a majority of the votes entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the meeting will be counted by the person appointed by the Company to act as inspector of election for the meeting. The three nominees for election as directors at the meeting who receive the greatest number of votes properly cast for the election of directors, Proposal No. 1, shall be elected directors.  The affirmative vote of a majority of the votes in attendance at the meeting (at which a quorum is present), present in person or represented by proxy, that are properly cast, is necessary to approve the actions described in Proposals No. 2, No. 3 and No. 4.

The inspector of election will count the total number of votes cast “for” approval of Proposals No. 2, No. 3 and No. 4 for purposes of determining whether sufficient affirmative votes have been cast. The inspector of election will count shares (i) represented by proxies that withhold authority to vote either for the nominees for election as a director or for Proposals No. 2, No. 3 and No. 4; or (ii) that reflect abstentions and “broker non-votes” as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but abstentions and broker non-votes will not have any effect on the outcome of voting on the election of directors or Proposals No. 2, No. 3 and No. 4. “Broker non-votes” are shares represented at the meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote; and (ii) the broker or nominee does not have the discretionary voting power on a particular matter.

The Annual Report to Stockholders for the Company’s fiscal year ended December 31, 2008 accompanies this proxy statement.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The persons named in the enclosed proxy intend to vote each share as to which a proxy has been properly executed and returned or submitted over the telephone or on the Internet and not revoked in favor of the election as directors of the three nominees named below, each of whom is now a director of the Company, unless authority to vote for the election of any or all of such nominees is withheld by marking the proxy to that effect.

Pursuant to the Company’s Restated Certificate of Incorporation, the Board of Directors is divided into three classes, each as nearly equal in number as possible, so that each director (in certain circumstances after a transitional period) will serve for three years, with one class of directors being elected each year.

The nominees are Messrs. Charles L. Chadwell, Richard G. Hamermesh and Amin J. Khoury, three of our directors currently designated as Class III Directors, whose terms expire at the meeting, and until their respective successors are elected and shall qualify to serve. The enclosed proxy cannot be voted for a greater number of persons than three.

If elected, Messrs. Charles L. Chadwell, Richard G. Hamermesh and Amin J. Khoury will serve as Class III Directors for a term of three years, expiring at the 2012 Annual Meeting of Stockholders, and until their respective successors are elected and shall qualify to serve.

The Company expects that Messrs. Charles L. Chadwell, Richard G. Hamermesh and Amin J. Khoury will be able to serve, but if they are unable to serve, the proxies reserve discretion to vote, or refrain from voting, for a substitute nominee or nominees or to fix the number of directors at a lesser number.

Set forth below is the business experience of, and certain other information regarding, the three director nominees and the other current directors of the Company.

Director Nominees

Name, Age, Business Experience and Current Directorships	Director Since

CHARLES L. CHADWELL, 68	2007
Charles L. Chadwell has been a Director since January 2007. Until his retirement in 2002, he was the Vice President and General Manager of Commercial Engine Operations for GE Aircraft Engines. After joining General Electric in 1965, he held a variety of management positions, including:  Program Manager, CF6-80C program; Plant Manager, GE Aircraft Engines’ Wilmington, North Carolina plant; General Manager, GE Aircraft Engines Sourcing Operations; General Manager, Production Operations, GE Aircraft Engines’ Lynn, Massachusetts plant; Vice President, GE Aircraft Engines Human Resources; and Vice President and General Manager, Production and Procurement, GE Aircraft Engines. Mr. Chadwell currently serves on the Boards of Directors of Spirit AeroSystems Holdings Inc. and Parkway Products Inc. and serves as Chairman of the Board of PaR Systems.

RICHARD G. HAMERMESH, 61	1987
Richard G. Hamermesh has been a Director since July 1987.  Dr. Hamermesh has been a Professor of Management Practice at Harvard Business School since July 1, 2002. From 1987 to 2001, he was a co-founder and a Managing Partner of The Center for Executive Development, an executive education and development consulting firm. From 1976 to 1987, Dr. Hamermesh was a member of the faculty of Harvard Business School. He is also an active investor and entrepreneur, having participated as a principal, director and investor in the founding and early stages of more than 15 organizations.

AMIN J. KHOURY, 70	1987
Amin J. Khoury has been the Chairman of the Board of Directors since July 1987 when he co-founded the Company. Effective December 31, 2005, with the retirement of Mr. Robert J. Khoury, his brother, Mr. Amin J. Khoury was appointed Chief Executive Officer. Mr. Amin J. Khoury also served as the Company’s Chief Executive Officer from September, 1987 until April 1, 1996. Since 1986, Mr. Khoury has been a director of Synthes, Inc., the world’s leading manufacturer and marketer of orthopedic trauma implants and a leading global manufacturer and marketer of cranial maxillofacial and spine implants. Mr. Khoury has a Professional Director Certification, earned through an extended series of director education programs sponsored by the Corporate Directors Group, an accredited organization of RiskMetrics Group.

Current Directors

Name, Age, Business Experience and Current Directorships	Director Since	Term Expires

JIM C. COWART, 57	1989	2010
Jim C. Cowart has been a Director since November 1989. Since September 2005, Mr. Cowart has been a Director of EAG Limited, a privately held company, a predecessor of which was a company listed on the London Stock Exchange, which is a provider of microanalytic laboratory services, including surface analysis and materials characterization. Since September 2004, Mr. Cowart has been Chairman and Chief Executive Officer of Auriga Medical Products GmbH, a distributor of medical devices. He is a Principal of Cowart & Co. LLC and private capital firms that provide strategic planning, competitive analysis, financial relations and other services. From August 1999 to May 2001, he was Chairman of QualPro Corporation, an aerospace components manufacturing company. From January 1993 to November 1997, he was the Chairman and CEO of Aurora Electronics Inc. Previously, Mr. Cowart was a founding general partner of Capital Resource Partners, a private investment capital manager, and he held various positions in investment banking and venture capital with Lehman Brothers, Shearson Venture Capital and Kidder, Peabody & Co.  Mr. Cowart has a Professional Director Certification, earned through an extended series of director education programs sponsored by the Corporate Directors Group, an accredited organization of RiskMetrics Group.

ARTHUR E. WEGNER, 71	2007	2010
Arthur E. Wegner has been a Director since January 2007. Mr. Wegner retired in 2000 as Executive Vice President of Raytheon Company and Chairman of Raytheon Aircraft. He joined Raytheon Company in July 1993 as a Senior Vice President and was appointed Chairman and CEO of Raytheon’s Beech Aircraft Corporation. In September 1994, he was appointed Chairman and CEO of Raytheon Aircraft, which was formed by the merger of Raytheon subsidiaries Beech Aircraft and Raytheon Corporate Jets. He became Chairman of Raytheon Aircraft in 2000. He was elected an Executive Vice President of Raytheon Company in March 1995. Mr. Wegner came to Raytheon Company after 20 years with United Technologies Corporation (UTC), where he was Executive Vice President and President of UTC’s Aerospace and Defense Sector. Prior to that he was President of UTC’s Pratt and Whitney Division. Mr. Wegner is a past Chairman of the Board of Directors of the General Aviation Manufacturers Association and the Aerospace Industries Association.

ROBERT J. KHOURY, 67	1987	2011
Robert J. Khoury has been a Director since July 1987, when he co-founded the Company. On December 31, 2005, Mr. Khoury retired from service as the Company’s President and Chief Executive Officer, a position he held since August 2000. From April 1996 through August 2000, he served as Vice Chairman of the Company. Mr. Khoury is the brother of Amin J. Khoury.

JONATHAN M. SCHOFIELD, 68	2001	2011
Jonathan M. Schofield has been a Director since April 2001. From December 1992 through February 2000, Mr. Schofield served as Chairman of the Board of Directors and CEO of Airbus North America Holdings, a subsidiary of Airbus Industrie, a manufacturer of large civil aircraft, and served as Chairman from February 2000 until his retirement in March 2001. From 1989 until he joined Airbus, Mr. Schofield was President of United Technologies International Corporation. Mr. Schofield is currently a member of the board of directors of Aero Sat, Inc., Nordam Group, and TurboCombustor Technology, Inc. and is a trustee of LIFT Trust.

Meetings of the Board of Directors and Committees

The Board of Directors held six meetings during 2008.  All of the current directors attended all of the meetings, except for Mr. Robert J. Khoury, who missed one meeting.  The Board of Directors currently has three standing committees: the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee.  Each current director attended all of the meetings of the committees of the Board of Directors on which they served during 2008.  We do not have a specific policy for director attendance at the Annual Meetings of Stockholders, but we encourage all directors to use reasonable efforts to attend our annual meeting.  All members of our Board of Directors attended the 2008 Annual Meeting of Stockholders.  The Board of Directors has determined that Messrs. Chadwell, Cowart, Hamermesh, Schofield and Wegner are independent under NASDAQ rules.

The Audit Committee is currently composed of Messrs. Cowart, Hamermesh and Wegner, with Mr. Cowart acting as Chairman. The Audit Committee held four meetings during 2008.  The Audit Committee is responsible for: (i) the appointment, compensation and oversight of our independent auditors; (ii) overseeing the quality and integrity of our financial statements and related disclosures; (iii) our compliance with legal and regulatory requirements; (iv) assessing our independent auditors’ qualifications, independence and performance; and (v) monitoring the performance of our internal audit and control functions.  All members of the Audit Committee are independent under NASDAQ and SEC rules.  The Audit Committee operates under a written charter adopted by and approved by our Board of Directors.

The Nominating and Corporate Governance Committee is currently composed of Messrs. Chadwell, Cowart, Hamermesh, Schofield and Wegner.  The Nominating and Corporate Governance Committee held one meeting during 2008. The Nominating and Corporate Governance Committee is responsible for, among other things, assisting the Board of Directors by actively identifying individuals qualified to become Board members and recommending to the Board the director nominees for election at the next Annual Meeting of Stockholders and making recommendations with respect to corporate governance matters. All of the members of the Nominating and Corporate Governance Committee are independent as defined by current NASDAQ rules. The Nominating and Corporate Governance Committee operates under a written charter adopted and approved by our Board of Directors.  All of the members of the Nomination and Corporate Governance Committee support the nominations of Messrs. Chadwell, Hamermesh and Khoury.

The Compensation Committee is currently composed of Messrs. Chadwell and Schofield.  The Compensation Committee held three meetings and acted pursuant to a unanimous written consent on two other occasions during 2008. The Compensation Committee provides recommendations to the Board of Directors regarding compensation matters and administers the Company’s incentive and compensation plans. All of the members of the Compensation Committee are independent as defined by NASDAQ rules. The Compensation Committee operates under a written charter adopted and approved by our Board of Directors.

The Compensation Committee is not authorized to delegate any of its authority described herein to any other persons (other than a subcommittee). Our CEO, COO and CFO attended portions of some or all of the Compensation Committee meetings during 2008 at the invitation of the Compensation Committee. Management input was taken into consideration in assessing the performance and pay levels of our key management employees as well as the establishment of bonus measures and targets.  Our Vice President-Law & General Counsel and our Vice President-Human Resources also attended selected meetings during 2008 to provide the Compensation Committee with information to consider in respect to various areas in which they have expertise. Our Vice President-Law & General Counsel also serves as secretary to the Compensation Committee. On no occasion were any of our named executive officers involved in any discussion specifically relating to their own compensation, other than our CEO, who discussed both his performance and his compensation directly with our Compensation Committee.

To gain a perspective on external pay levels, emerging practices and regulatory changes, our Compensation Committee engages an outside executive compensation consultant to provide benchmark and survey information and advise the Compensation Committee as it conducts its review of our compensation process.  The Compensation Committee selected Mercer Human Resource Consulting (Mercer), as its consultant for 2008 and tasked them with gathering market competitive data, reviewing compensation plan design alternatives and instructing the Compensation Committee on compensation trends and best practices. As a result, Mercer periodically participated in Compensation Committee meetings, and they also provided the Compensation Committee with specialized advice to consider in establishing and evaluating our compensation practices. No member of management has engaged Mercer to advise them on executive compensation matters.  Further, Mercer has not been engaged to advise the Company or its management on any other matters.  Mercer reports directly to the Compensation Committee. Greater detail regarding our compensation process is set forth below in our Compensation Discussion and Analysis.

Copies of the charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available at www.beaerospace.com in the Investor Relations section.

Stockholder Communications with Our Board of Directors

To facilitate the ability of stockholders to communicate with our Board of Directors, we have established an electronic mailing address and a physical mailing address to which communications may be sent: directors@beaerospace.com, or The Board of Directors, c/o The Corporate Secretary, BE Aerospace, Inc., 1400 Corporate Center Way, Wellington, Florida 33414.

Our Corporate Secretary reviews all correspondence addressed to the Board of Directors and regularly presents to the Board of Directors a summary of all such correspondence and forwards to the Board of Directors or individual directors, as the case may be, copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board of Directors or committees thereof or that he otherwise determines requires their attention. Examples of communications that would be logged, but not automatically forwarded, include solicitations for products and services or items of a personal nature not relevant to us or our stockholders. Directors may at any time review the log of all correspondence received by our Company that is addressed to members of the Board of Directors and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are brought to the attention of the Audit Committee, other than potential ethical or conflict of interest situations, which are directed to the Nominating and Corporate Governance Committee.

Nomination of Directors

As provided in its charter, the Nominating and Corporate Governance Committee identifies and recommends to the Board nominees for election and reelection to the Board and will consider nominations submitted by stockholders. The Committee evaluates candidates proposed by stockholders using the same criteria as for other candidates.

The Nominating and Corporate Governance Committee seeks to create a Board of Directors that is strong in its collective diversity of skills and experience with respect to finance, leadership, business operations and industry knowledge. The Nominating and Corporate Governance Committee reviews with the Board of Directors, on an annual basis, the current composition of the Board of Directors in light of characteristics of independence, skills, experience, competency and availability of service to the Company of its members and of the Company’s anticipated needs.  In connection with its most recent annual review, the Nominating and Corporate Governance Committee recommended the nomination of Messrs. Charles L. Chadwell, Richard G. Hamermesh and Amin J. Khoury, three of our directors currently designated as Class III directors, whose terms expire at the meeting, to serve as Class III Directors for a term of three years, expiring at the 2012 Annual Meeting of Stockholders. If Messrs. Charles L. Chadwell, Richard G. Hamermesh and Amin J. Khoury are re-elected, the Nominating and Corporate Governance Committee believes that the Board of Directors will have an excellent board of directors of a suitable size with the appropriate diversity of skills and experience with respect to finance, leadership, business operations and industry knowledge. When the Nominating and Corporate Governance Committee reviews a potential new candidate, the Committee looks specifically at the candidate’s qualifications in light of the size of the Board of Directors and the needs of the Board of Directors at a given point in time.

Generally, in nominating director candidates, the Nominating and Corporate Governance Committee strives to nominate directors that exhibit high standards of ethics, integrity, commitment and accountability. In addition, all nominations attempt to ensure that the Board of Directors shall encompass a range of talent, skills and expertise sufficient to provide sound guidance with respect to our operations and activities.

Under our Nominating and Corporate Governance Committee charter, directors must inform the Chairman of the Board and the Chair of the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve on another public company board. In addition, no director may sit on the Board of Directors, or beneficially own more than 1% of the outstanding equity securities of any of our competitors in our principal lines of business. We also discourage our directors from serving on the board of directors of more than three public companies.

To recommend a nominee, a stockholder shall give notice to our Corporate Secretary at our registered address in Wellington, Florida. This notice should include the candidate’s brief biographical description, a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above, and the candidate’s signed consent to be named in the proxy statement and to serve as a director if elected. The notice must be given not later than the earlier of (i) 50 days before the first anniversary of the last Annual Meeting of Stockholders or (ii) if less than 60 days’ notice of the date of the Annual Meeting of Stockholders at which directors are to be elected is given, ten days after such notice. Once we receive the recommendation, we will deliver a questionnaire to the candidate that requests additional information about the candidate’s independence, qualifications and other information that would assist the Nominating and Corporate Governance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our proxy statement, if nominated. Candidates must complete and return the questionnaire within the time frame provided to be considered for nomination by the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee has not received any nominations for director from stockholders for the 2009 Annual Meeting of Stockholders.

Compensation Committee Interlocks and Insider Participation

No person who is or has been an officer or other employee of the Company served as a member of the Company’s Compensation Committee. No executive officer of the Company served as a member of the Compensation Committee on the board (or as a director) of any company where an executive officer of such company is a member of the Compensation Committee or a director of the Company. No member of the Compensation Committee was a party to any transaction required to be disclosed as a related person transaction.

Compensation of Directors

Directors who are employees of the Company receive no additional compensation for serving on the Company’s Board of Directors. Directors who are not employees of the Company currently receive an annual retainer of $80,000. In addition, the chairs of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee also receive additional annual retainers of $10,000, $10,000 and $5,000, respectively. $50,000 of the $80,000 annual board retainer is paid in cash and the remaining $30,000 of the annual board retainer is paid in deferred shares of our common stock. Up to 100% of the directors’ cash and/or stock retainers may be deferred pursuant to our Non-Employee Directors Deferred Stock Plan (Directors Plan), as amended. The deferred cash compensation or shares of common stock are held in an account under the Directors Plan until the termination of the director’s service and are paid in a lump-sum or in up to         five annual installments, as elected by the director. The directors are fully vested in the deferred shares at all times but have no rights as stockholders until distribution.  In the event of a change of control (as defined in the plan), the share accounts under the plan will be distributed to the directors in an immediate lump sum.

In addition, each non-employee director receives $2,000 in cash for each committee meeting attended.

Non-employee directors also receive an annual grant of restricted stock with a fair market value of $40,000. The grants are made pursuant to our 2005 Long-Term Incentive Plan and vest on each of the first, second, third and fourth anniversaries of the date of grant, provided the director remains in continuous service through the applicable vesting period.

We reimburse our non-employee directors for reasonable business and travel expenses incurred in connection with their service on the Board of Directors. In addition, non-employee directors are eligible to participate in our health and business travel accident insurance program. We do not provide our directors with any other perquisites or special benefits for their service on our Board.

Director compensation is determined by the Compensation Committee and approved by the entire Board of Directors. In 2007, we engaged an independent third-party consultant to review our non-employee directors’ compensation program to ensure that our program is competitive with current market practices and trends, consistent with the principles of good governance and aligned with the interests of our shareholders. We used the same compensation comparison group for both our executive officers’ market pay analysis and our non-employee directors’ review, as described below in our Compensation Discussion and Analysis. The 2007 review indicated that our current non-employee directors’ total compensation was in line with that of our peer group.

Consulting Arrangement with Robert J. Khoury.  Effective January 1, 2006, upon his retirement as our President and Chief Executive Officer, Mr. Khoury entered into a consulting agreement with us pursuant to which he agreed to provide certain specified services to us during a six-year consulting period, including sales and marketing services, assistance in developing and implementing key customer strategies, advice and consultation regarding operational matters of the Company and maintenance of key customer relationships through periodic customer visits.  In consideration for the consulting services, Mr. Khoury receives a consulting fee of $263,300 per calendar year.  He is also entitled to an office, secretarial support and air travel in accordance with past practices under our travel policy.  The consulting agreement may not be amended, modified or terminated without the prior written consent of both parties.  If Mr. Khoury ceases to provide the consulting services as a result of his death or disability, he or his estate will be entitled to a lump-sum payment equal to the consulting fees payable through the remainder of the consulting period.  As a member of the Board, Mr. Khoury is also entitled to receive all compensation paid to our non-employee directors.

The following table summarizes the compensation paid to our non-employee directors in 2008.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($) (2)	All Other Compensation ($)		Total ($)
(a)	(b)	(c)	(g)		(h)
Charles L. Chadwell	45,250	60,066	—		105,316
Jim C. Cowart	47,500	87,791	—		135,291
Richard G. Hamermesh	41,250	82,831	—		124,081
Robert J. Khoury	50,000	75,248	372,700	(3)	497,948
Jonathan M. Schofield	81,000	57,801	—		138,801
Arthur E. Wegner	60,000	47,567	—		107,567

(1)	Includes all cash retainers and meeting fees paid to our non-employee directors as described above.

(2)
The amounts reported in the “Stock Awards” column reflect the dollar amount, without reduction for risk of forfeiture, recognized for financial reporting purposes for the fiscal year ended December 31, 2008 of awards of restricted stock and shares of our common stock, calculated in accordance with the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123R “Share-Based Payment” (SFAS 123R) and includes expenses attributable to equity awards granted during and before 2008.  Assumptions made in the calculation of these amounts are included in Note 11 to our audited financial statements for the fiscal year ended December 31, 2008 included in our annual report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2009.  During 2008, each of our non-employee directors received (i) an aggregate of 1,144 shares of restricted stock which had a fair market value on the date of grant of $40,000, and (ii) an aggregate of 1,946 deferred shares of our common stock with a fair market value on the date of grant of $30,000.  In addition, as further discussed above, up to 100% of any cash retainers may be paid in deferred shares of our common stock, and this column reflects these additional shares.  The amount of compensation expense reported for each director varies based on the date each individual joined the board.

(3)
The amount reported for Mr. Robert J. Khoury for 2008 includes payments under a consulting agreement he entered into upon his retirement of $263,300; personal use of the Company aircraft of $105,330; and executive medical coverage of $4,070.  The aggregate incremental cost for the use of the Company aircraft for personal travel is calculated by multiplying the hourly variable cost rate for the aircraft by the hours used. The hourly variable cost rate includes costs such as fuel, oil, parking/landing fees, crew expenses and catering. The terms of our executive medical plan are set forth below in our Compensation Discussion and Analysis.

As of December 31, 2008, the aggregate number of outstanding deferred shares and restricted stock awards held by each non-employee director was as follows:

Name	Deferred Shares (#)	Stock Awards (#)
Charles L. Chadwell	3,502	2,089
Jim C. Cowart	3,891	2,886
Richard G. Hamermesh	3,104	2,886
Robert J. Khoury	3,991	2,885
Jonathan M. Schofield	1,946	2,886
Arthur E. Wegner	2,691	2,089

Audit Committee

The Audit Committee is responsible for the appointment, compensation and oversight of our independent auditors, overseeing the quality and integrity of our financial statements and related disclosures, our compliance with legal and regulatory requirements, assessing our independent auditors’ qualifications, independence and performance, and monitoring the performance of our internal audit and control functions. The committee is currently composed of three directors: Messrs. Cowart, Hamermesh and Wegner, and operates under a written charter adopted and approved by the Board of Directors, which is available on our website at www.beaerospace.com in the Investor Relations section. Mr. Cowart currently chairs the Audit Committee.

Our Audit Committee is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  All three current directors serving on the Audit Committee are independent committee members as defined by NASDAQ and SEC rules. Our Board of Directors has determined that Mr. Cowart is an “audit committee financial expert” in accordance with SEC rules.

Report of the Audit Committee of the Board of Directors

Management is responsible for the financial reporting process, including the system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America.  The Company’s independent auditors are responsible for auditing those financial statements.  The Audit Committee’s responsibility is to monitor and review these processes.  We rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors.

We have reviewed and discussed the audited consolidated financial statements for 2008 with management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm.

The Audit Committee discussed and reviewed with Deloitte & Touche LLP all communications required by generally accepted auditing standards, including, among other things,  the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Standard AU 380, “Communication with Audit Committees,” and Statement on Auditing Standards No. 114, “The Auditor’s Communication with Those Charged with Governance,” and discussed and reviewed the results of  Deloitte & Touche LLP’s audit of the Company’s consolidated financial statements. The Audit Committee also discussed the results of internal audit examinations.

The Company’s independent auditors also provided to us the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and we discussed with the independent auditors their independence from the Company.  When considering Deloitte & Touche LLP’s independence, we considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company’s consolidated financial statements was consistent with maintaining their independence.  We also reviewed, among other things, the amount of fees paid to Deloitte & Touche LLP for audit and non-audit services.

Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, we have recommended to the Board of Directors that the Company’s audited consolidated financial statements for 2008 be included in the Company’s Annual Report on Form 10-K.

With respect to the above matters, the Audit Committee submits this report.

Audit Committee:
Jim C. Cowart
Richard G. Hamermesh
Arthur E. Wegner

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and notes thereto set forth certain information with respect to the beneficial ownership of the Company’s common stock as of April 21, 2009, except as otherwise noted, by (i) each person who is known to us to beneficially own more than 5% of the outstanding shares of common stock of the Company; (ii) each of the Company’s Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and the three other most highly paid executive officers in 2008; (iii) each of the Company’s directors; and (iv) all of the Company’s executive officers and directors as a group. Except as otherwise indicated, each of the stockholders named below has sole voting and investment power with respect to the shares of common stock beneficially owned:

	Common Stock Beneficially Owned
	Number of Shares (1)		Percent of Outstanding Shares
Honeywell International Inc. 101 Columbia Road, Morristown, NJ 07962	6,000,000	(2)	6.06%
Rainier Investment Management, Inc. 601 Union Street, Suite 2801 Seattle, WA 98101	5,407,725	(3)	5.45%
Amin J. Khoury+*	722,023	(4)	**
Thomas P. McCaffrey+	251,205	(5)	**
Jim C. Cowart*	188,188	(6)	**
Michael B. Baughan+	169,252	(7)	**
Jonathan M. Schofield*	99,418	(8)	**
Richard G. Hamermesh*	29,532	(9)	**
Werner Lieberherr+	100,700		**
Wayne Exton+	75,316		**
Robert A. Marchetti+	111,550	(10)	**
Robert J. Khoury*	30,534	(11)	**
Arthur E. Wegner*	17,442	(12)	**
Charles L. Chadwell*	15,808	(13)
All Directors and Executive Officers as a group (14 Persons)	1,880,157		2%

+	Named executive officer

*	Director of the Company

**	Less than 1 percent

(1)
The number of shares of our common stock deemed outstanding includes: (i)  101,032,567 shares of common stock outstanding as of April 21, 2009 and (ii) 2,000 shares of common stock subject to outstanding stock options which are currently exercisable by the named individual or group.

(2)
Based on information in the Schedule 13G, as of July 28, 2008, filed on August 4, 2008 by Honeywell International Inc., reported sole voting and dispositive power over 750,741 shares and shared voting and dispositive power over 6,000,000 shares. The Company has not attempted to independently verify any of the foregoing information, which is based solely upon the information contained in the Schedule 13G.  The percent of outstanding shares set forth above is based on the number of our shares outstanding as of that date.

(3)
Based on information in the Schedule 13G, as of December 31, 2008, filed on February 13, 2009 by Rainier Investment Management Inc., reported sole voting power over 5,151,550 shares and sole dispositive power over 5,407,725 shares. The Company has not attempted to independently verify any of the foregoing information, which is based solely upon the information contained in the Schedule 13G.  The percent of outstanding shares set forth above is based on the number of our shares outstanding as of that date.

(4)	Includes 6,250 shares indirectly owned.

(5)	Includes 7,611 shares owned pursuant to the Company’s 401(k) Plan and 4,000 shares indirectly owned.

(6)	Includes 5,674 shares owned pursuant to the Company’s Non-Employee Directors Deferred Stock Plan.

(7)	Includes 108 shares owned pursuant to the Company’s 401(k) Plan.

(8)	Includes 2,837 shares owned pursuant to the Company’s Non-Employee Directors Deferred Stock Plan.

(9)	Includes 4,459 shares owned pursuant to the Company’s Non-Employee Directors Deferred Stock Plan and 2,000 shares indirectly owned.

(10)	Includes 312 shares owned pursuant to the Company’s 401(k) Plan and 312 shares indirectly owned.

(11)	Includes 2,837 shares owned pursuant to the Company’s Non-Employee Directors Deferred Stock Plan and 5,000 shares indirectly owned.

(12)	Includes 2,837 shares owned pursuant to the Company’s Non-Employee Directors Deferred Stock Plan.

(13)	Includes 4,020 shares owned pursuant to the Company’s Non-Employee Directors Deferred Stock Plan.

COMPENSATION DISCUSSION & ANALYSIS

The Objectives of Our Named Executive Officer Compensation Program

The following Compensation Discussion and Analysis addresses the objectives and elements of our executive compensation program, how our Compensation Committee uses external information to assist their oversight of our executive compensation and how we measure individual and Company performance.

The objectives of our 2008 executive compensation program were as follows:

•	Provide a total compensation opportunity that is competitive with the market for executive talent, thereby enabling us to attract, retain and motivate our executives;

•	Ensure a strong relationship between pay and performance, including rewards for results that meet or exceed performance targets, and consequences for results that are below performance targets; and

•	Align executive and shareholder interests through the provision of long-term incentives that link executive compensation to strategic and intrinsic value creation.

Our Named Executive Officers

Our named executive officers include our six most highly compensated executives during 2008, consisting of:

•	Amin J. Khoury, Chairman and Chief Executive Officer;

•	Michael B. Baughan, President and Chief Operating Officer;

•	Thomas P. McCaffrey, Senior Vice President and Chief Financial Officer;

•	Werner Lieberherr, Vice President and General Manager—Commercial Aircraft Products Segment;

•	Robert Marchetti, Vice President and General Manager—Consumables Management Segment; and

•	Wayne Exton, Vice President and General Manager—Business Jet Segment.

What Our Compensation Is Intended to Reward

Company Performance. Through the provision of short-term and long-term incentives, our 2008 executive compensation program was designed to reward: (i) the achievement of short-term financial goals measuring revenue, operating margins, cash flow and bookings and (ii) the execution of our long-term strategic goals and objectives.  We believe that revenue growth, operating margin expansion, cash flow growth and bookings expansion were the key short-term drivers of intrinsic value during 2008.  We believe that short-term fluctuations in stock price do not necessarily reflect the underlying strength or future prospects of the Company, and accordingly, we do not emphasize year-to-year changes in stock price in our evaluation of corporate performance.  And although our share price performed poorly in 2008, on February 25, 2008 the Wall Street Journal reported that over the one -, three - and five-year periods ending December 31, 2007, BE Aerospace, Inc. was the best performing public aerospace stock.  On a longer term basis we believe shareholder value is created through the successful execution of a sound business strategy.

Our business strategy is to maintain a global market leadership position and best serve our customers by:

•	Offering the broadest and most innovative products and services in the industry;
•	Offering a broad range of engineering services, including design, integration, installation and certification services and aircraft reconfiguration;
•	Pursuing the highest level of quality in every facet of our operations, from the factory floor to customer support;

•
Aggressively pursuing continuous improvement initiatives in all facets of our businesses, and in particular our manufacturing operations, to reduce cycle time, lower cost, improve quality and expand our margins; and

•	Pursuing a superior worldwide marketing and product support approach focused by airline and general aviation airframe manufacturers and encompassing our entire product line.

Our Compensation Committee performs annual reviews of our performance and the contributions of our named executive officers to ensure that our executive compensation program rewards the achievement of our financial objectives and the execution of our business strategy. We believe our executive compensation program is reasonable and provides appropriate incentives to our executives to achieve our corporate objectives without encouraging them to take excessive risks for short-term gains in their business decisions.

Individual Performance. In addition to overall Company performance, our compensation program rewards individual performance toward the attainment of our goals and objectives. In setting the targeted pay levels of the named executive officers, a variety of factors are considered, including: competencies, skills, prior experience, scope of responsibility and accountability within the organization.

On an annual basis, each named executive officer’s attainment of goals and demonstration of defined leadership competencies is assessed by our Chairman and Chief Executive Officer through our leadership performance and development assessment process. Each year, our CEO recommends to the Compensation Committee (i) proposed base salary increases and (ii) proposed cash incentive awards for each of our named executive officers for the preceding year.  The Compensation Committee performs a similar assessment of our CEO and approves his base salary and incentive compensation.

Any adjustments to base salaries for all of our employees are generally made as of July 1 of each year. We award long-term equity incentives on November 15 of each year and we award annual cash incentives (bonuses)  in the first quarter of the following year, thereby providing an ongoing discussion regarding performance and compensation throughout the year.

The Elements of our Compensation Program

At the beginning of each year the Compensation Committee determines the targeted range of compensation levels which may be earned by each named executive officer. For 2008, aggregate compensation amounts for named executive officers (depending on their title and position) were established in the following forms and percentages: base salary (approximately 24% - 39% of total targeted compensation); annual cash incentives (approximately 23% - 32% of total targeted compensation); and long-term equity incentives (approximately 28% - 53% of total targeted compensation).  Long-term equity incentives in 2008 consisted of restricted stock awards which generally vest ratably over a four-year period.  Twenty-five percent of the shares of restricted stock granted in 2008 are subject to achieving performance metrics established at the time of grant.

The aggregate total targeted maximum incentive compensation, expressed as a percentage of annual base salary, for each named executive officer (depending on title and position) was as follows for 2008: performance-based cash incentives (100% - 120%) and long-term equity incentives (125% - 280%).

Base Salary. We provide each of our named executive officers with a competitive fixed annual base salary. The base salaries for our named executive officers are reviewed annually by the Compensation Committee, taking into account the results achieved by the executive, the executive’s future potential, scope of responsibilities and experience, and competitive salary practices.  We believe that it is important to pay a base salary that is consistent with similarly sized industry peers with similar continuous performance characteristics.  In 2008, base salary increases, exclusive of increases associated with promotions and changes in responsibilities for our named executive officers, were approximately 4% of their 2007 base salaries, except for Messrs. Marchetti and Exton, who received increases of approximately 27% and 22%, respectively to reflect their expanded scope of responsibilities, their exemplary performance and to more properly align their base compensation with peer group data.  As more fully described under the heading “External Benchmarking” below, these increases generally positioned our named executive officers’ base salary levels between the 50th and 75th percentile of the base salaries of executives in comparable positions as reflected in peer company and general industry compensation survey data.

Annual Cash Incentives. In 2008 our named executive officers were eligible to receive annual cash incentives (bonuses) pursuant to our Management Incentive Plan, or MIP, based on the attainment of both Company and individual performance goals. We believe that directly linking a significant portion of our named executive officers’ cash compensation to an individual segment or aggregate corporate performance (as applicable) is an important factor in achieving our corporate objectives.

In January 2008 the Compensation Committee approved the financial metrics against which cash incentives are awarded and established an annual cash incentive opportunity for each named executive officer under the MIP.  The MIP is based upon the achievement of two components: performance objectives (weighted at 80%) and individual strategic initiatives (weighted at 20%).  The 2008 financial performance metrics and weighting with respect to each goal were as follows:

•	30%—operating earnings;

•
30%—operating cash flow (generally defined as earnings before interest, taxes, depreciation and amortization and non-cash compensation  (EBITDA), plus or minus changes in working capital (and other current and non-current assets and liabilities), less capital expenditures);

•	20%—operating margin; and

•	20%—bookings.

These financial performance metrics are evaluated on an annual basis to ensure we measure what we believe are the most relevant business measures of total business performance. The performance goals are established as part of our annual financial planning process and are the measure against which all MIP participants’ performance is measured. We do not disclose the specific corporate or business segment targets since they contain competitively sensitive information and the specific targets are not material to an understanding of incentive compensation awards to the named executive officers. However, we believe each of the targets is appropriate and obtainable.

A targeted level of performance was established for each financial metric set forth above.

The aggregate total amount of MIP funds available to be awarded is determined on a site, segment and corporate level based on the achievement of the goals approved by our Compensation Committee. The amounts deemed to be earned by a site, segment or our Company overall are then awarded to each participant, including our named executive officers, with each participant’s award allocated on the basis of their actual individual performance for the year. MIP awards are based on both the financial performance of their segment or our Company, as applicable, and an individual’s relative contribution to the success of their segment or our Company, as applicable, during the year. Some awards are equal to 100% of the maximum amount that may be awarded and others are closer to 50% of the maximum award.  The average award for all of our MIP participants was approximately 69% of the potential maximum awards over the past three years.

With respect to the financial performance metrics (which govern 80% of the incentive payments) (the “financial performance metrics”), in general, no payment will be made under the MIP with respect to a particular performance objective unless the Company or the participant’s business unit exceeds 80% of the applicable performance target.  Incentive payments for performance between 80% and 90% of the target cannot exceed 10% of the targeted payment.  If the Company or a named executive officer’s business unit achieved 100% or more of the target performance and the named executive officer’s individual performance is at a superior level, the named executive officer will be eligible to receive up to an additional 10% or 20% of his or her base salary (depending on their title and position), resulting in a maximum bonus of up to 100% - 120% of their base salary, depending on their title and position.

The Compensation Committee approves adjustments to performance goals to recognize corporate or segment contributions, particularly in situations where such contributions may have been in conflict with the shorter term financial metrics measured by our MIP.  The Compensation Committee also uses their judgment to exclude the impact of non-recurring gains, charges or unusual items as facts and circumstances dictate.

Under the MIP, the actual cash incentive payments made to each participant (other than our CEO) are determined by our Compensation Committee based on our CEO’s assessment of each participant’s contribution toward the attainment of specific Company-wide or segment specific goals, as appropriate, individual goals and the demonstration of defined leadership competencies. Following the review of the CEO’s recommendations, the Compensation Committee approves the final MIP awards, which may be higher or lower than the amount determined as a result of the attainment of the financial goals described above. The Compensation Committee performs a similar performance assessment of our CEO and approves his MIP award based on this assessment.

Attainment of 2008 Performance Measures.  2008 was an exceptionally good year for the Company. It was a year in which we generated record sales and operating earnings of $2.1 billion and $354 million, respectively, before a pre-tax impairment charge related to goodwill, completed a transformational acquisition, generated a record backlog of $2.9 billion and further buoyed our long-term outlook by accelerating the growth of our unbooked supplier furnished equipment (SFE) backlog to approximately $2.3 billion.  Our unbooked SFE backlog refers to programs awarded to the Company directly by aircraft manufacturers.  These programs position the Company as exclusive supplier of systems and products for new commercial and business jet aircraft platforms.  Simply put, 2008 was our best year since the Company was founded in 1987 due to record sales, record operating earnings, record backlog, an important transformational acquisition and extraordinary success with our SFE programs.  Unfortunately the worst annual stock market performance and the onset of the deepest recession since the 1930’s caused a dramatic reduction in our share price and resulted in a pre-tax  non-cash impairment charge related to goodwill and intangible assets of approximately $390 million.

The global recession has continued to worsen, capital markets remain dysfunctional and consumer spending is very weak.  All of these factors are negatively impacting global air traffic, and demand for new commercial aircraft and business jets.  While the current outlook is not positive, the actions we have taken over the past year, provide us with a high level of confidence that we will be able to successfully navigate our way through the current downturn, and emerge as a rapidly growing, stronger company.

Importantly, during 2008 we successfully completed the strategic acquisition of Honeywell’s Consumables Solutions (HCS) distribution business, substantially improving the long-term quality and stability of our revenues and earnings.  As a result of the combination of our aerospace consumables business with the acquired Honeywell aerospace consumables business, we have become the world’s leading distributor of  aerospace fasteners and consumables, supplying virtually all major airlines, aerospace OEMs and MROs as well as the military marketplace, and we are a vital distributor for every major fastener manufacturer in the world.  As a result of the combination of the HCS business with our own leading global distribution business, on a proforma basis approximately 50% of our consolidated operating earnings in 2008 were generated by our consumables management business and commerical aircraft segment spares, and approximately 50% of our business mix is now derived from consumables.

In addition, we have expanded our strategic focus on OEM direct, or SFE, for new aircraft platforms to further support our future revenue outlook.  This is a new, important component of our revenue base that in the past has not been a significant portion of our business mix.  These OEM direct, or SFE, awards will result in increased content of the Company products on numerous new aircraft platforms.

Today our backlog is well diversified from both a geographic and a customer perspective.  Our backlog as of December 31, 2008 was $2.9 billion, and including unbooked SFE awards of $2.3 billion, was in excess of $5 billion.

From an operational point of view we remain intensely focused on reducing costs in every aspect of our business, from back office expenses to sourcing materials with low cost providers around the globe.  This includes an aggressive resizing of the business that began in the second half of 2008, supply chain management initiatives which are expected to continue to yield significant savings, and operational excellence and lean programs focused on improving quality and customer satisfaction, while at the same time, lowering costs.

We very successfully refinanced our balance sheet, providing the Company with excellent liquidity and a very solid capital structure.  Our liquidity is enhanced by our undrawn $350 million revolving credit facility and the fact that the Company has no debt maturities until 2014.

Despite the freezing of global credit markets, the dramatic decline in the price of global equities and the rapid onset of the global recession, our financial results for 2008 were very strong.  In fact, all of our financial metrics were substantially improved as compared to any prior year.  Excluding the non-cash pre-tax impairment charge related to goodwill, of approximately $390 million our 2008 revenues, operating earnings, EBITDA, net earnings, earnings per share (EPS), bookings and backlog (including SFE programs) were all records for any year in the Company’s history.

The foregoing financial discussion is exclusive of the pre-tax impairment charge related to goodwill of approximately $390 million.

We generated record revenues of $2.1 billion during 2008.  This was 26% higher than our 2007 revenues.  We generated $354 million of operating earnings in 2008, which also was a record and represented an increase of 43% as compared with 2007.  The 43% increase in operating earnings was driven primarily by the 26% increase in revenues and a 210 basis point expansion in operating margin.  Our 2008 operating margin of 16.8% reflects a 60 basis point increase in operating margin at the consumables management segment, a 100 basis point margin expansion at the commercial aircraft segment and a 340 basis point margin expansion at the business jet segment.

Record net earnings for 2008 of $201 million, or $2.12 per diluted share, increased 36% and 28%, respectively as compared with 2007.  Net earnings for 2008 include $10 million of acquisition, integration and transition costs, $2 million of severance costs and debt prepayment costs of $4 million.  Net earnings and net earnings per diluted share, adjusted to exclude the above mentioned costs, were $211 million and $2.22 per diluted share, respectively.

During 2008, we also had outstanding marketing success.  We generated $2.2 billion of bookings and ended the year with a backlog of $2.9 billion, up approximately 32% as compared to our 2007 year-end backlog. Our strategic focus on OEM direct, or SFE, for new aircraft platforms was particularly successful during 2008.  This new, significant component of our business is expected to substantially increase revenue content per aircraft on a number of major new aircraft platforms.

Most noteworthy, during the third quarter we announced our largest award ever, a $1 billion award for the A350 XWB for our next generation galley systems.  This award taken together with other awards such as the Company’s award to equip the A350 XWB with our patented passenger oxygen system, our oxygen/PSU award for the B787 and our new LED cabin lighting systems award for the next generation Boeing 737, provide excellent long-term platforms for revenue stability over the coming years for the commercial aircraft segment.

The longer-term revenue outlook within the business jet segment is expected to be fortified by the introduction of several new business jet aircraft types. We have been selected to deliver major new programs for a number of these new aircraft types.  During the year we launched our new technologically advanced vacuum waste water management systems business securing launch awards from Bombardier Learjet, Dassault and Embraer.

Our unusually strong position on these new commercial and business jet aircraft platforms bodes well for our future.  While the value of our long-term OEM direct, or SFE, awards currently totals over $2.3 billion, only a very small portion has been included in our backlog.

We were among the first of the aerospace companies to address the downturn.  We began early to execute on our plans to re-size our business based on the expected reduced demand.  By the end of 2008 we had reduced our headcount by approximately 12%.  These actions coupled with an aggressive cost reduction effort in every facet of the business are expected to continue to help mitigate the impact of lower demand for our products.

Our corporate supply chain initiatives generated approximately $35 million in lower direct material costs during 2008.

Our operational excellence and lean programs continued to drive lower cost and margin expansion by improving operating methods and processes.  This is borne out by recent successes at a number of our plants.  For example, at our principal seating facility in Kilkeel, Northern Ireland our employees’ productivity increased approximately 32%; at our Lenexa, KS facility, where we manufacture beverage makers and oxygen products, productivity for one of our key product lines increased by approximately 38%; and at our Nieuwegein plant in the Netherlands, productivity increased by approximately 20%.  These are just a few of the examples of what has been driving margin expansion for our Company.

We are well on our way toward integrating the HCS acquisition into our business.  In fact, we now expect that the integration will be completed approximately one year ahead of schedule and we continue to expect to achieve our aggressive synergies target. We will have completed the investments in inventories to bring HCS to our stocking distributor model during the first quarter of 2009. Notably, many former HCS customers are now very pleased with our upgraded service quality.

The following is a summary of our financial performance during 2008 (exclusive of the pre-tax impairment charge related to goodwill and intangible assets of approximately $390 million) against the measures set by the Compensation Committee under the MIP:

•	Operating earnings of approximately $354 million increased by 43.2% as compared to 2007, and was above our 2008 target;

•
Operating cash flow of approximately $159 million increased by approximately $140 million as compared to 2007 as a result of the 25.8% increase in revenues and despite a $260 million increase in inventories associated with the product line expansion at our consumables management segment and to support our record backlog.  Operating cash flow was approximately equal to our 2008 target, as adjusted for the HCS acquisition and substantially higher than targeted revenue and backlog;

•	Operating margin of 16.8% increased by 210 basis points as compared to 2007 and was above our 2008 target; and

•	Bookings of $2.2 billion increased by approximately 5% as compared to 2007, and was above our 2008 target.

On February 4, 2009, the Compensation Committee concluded that in the aggregate, we exceeded our 2008 MIP performance targets. Considering these results, achievement of our strategic objectives as well as certain qualitative factors which the Compensation Committee considers an important part of its assessment (such as expanding our market shares, demonstrating market share leadership, advances in new product development and strengthening our balance sheet), and taking into account each named executive officer’s individual performance against their goals, and the success of their respective segments or our Company, as applicable, the Compensation Committee determined an aggregate cash incentive award for our named executive officers equal to approximately 100% of the total aggregate targeted annual cash incentive opportunity. The Compensation Committee approved 2008 annual cash incentive payments, expressed as a percentage of base salary to Messrs. Baughan, McCaffrey, Lieberherr, Marchetti and Exton, all of which were at targeted levels, were approximately 100%, 100%, 80%, 80%, and 80%, respectively.

The Compensation Committee believes our CEO had an exceptionally successful year as evidenced by our very strong financial performance; his leadership in the development, communication and execution of our strategy; and his role in the strategic acquisition of HCS (which allowed us to alter our business mix such that approximately one-half of our business is related primarily to consumables and spares demand) and the strengthening of our balance sheet (through financings which increased our liquidity by providing an undrawn $350 million revolving line of credit and created a capital structure with low cost debt and no maturities of long-term debt until 2014).  As a result, the Compensation Committee awarded our CEO cash incentive compensation equal to approximately 100% of his base salary.

The actual amount of cash incentive awards paid to each named executive officer is shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table that follows this Compensation Discussion and Analysis.

2008 Long-Term Equity Incentives.  Approximately 27% - 56% of the total compensation opportunity provided to our named executive officers in 2008 was equity-based, excluding the one-time grant to Mr. Marchetti described below. This emphasis on equity-based compensation reflects our view that there should be a close alignment between long-term shareholder value creation and named executive officer compensation.

We believe the use of long-term equity incentive awards accomplishes important objectives of our executive compensation program by linking shareholder value creation to long-term incentives. The level of benefit received by our named executive officers is dependent, to a large degree, on the successful execution of our strategy and delivering significant, sustained growth.

2008 Restricted Stock Grants. On November 4, 2008, the Compensation Committee approved grants of restricted stock and restricted stock units effective as of November 15, 2008.  This process is consistent with our policy of having the dollar value of annual grants of restricted stock to our employees reviewed and approved by our Compensation Committee at a meeting in the third or fourth quarter and having the grants made effective as of November 15 of each year (or if November 15 is not a business day, the first business day thereafter).  The number of shares of restricted stock granted is equal to the dollar value approved by our Compensation Committee divided by the closing price of our common stock on the next trading day following the date of grant.  All grants of restricted stock are made pursuant to our 2005 Long-Term Incentive Plan.  Grants were made to approximately 300 of our managers, including each of our named executive officers, pursuant to our 2005 Long-Term Incentive Plan.  The Compensation Committee anticipates that these awards will serve as a long-term incentive to the employees.

The amount of the awards ranged from approximately 125% - 280% of each named executive officer’s base salary, except for Mr. Marchetti, who received 93,428 shares including 75,000 restricted shares as part of a special one-time award. In determining the amounts of the equity compensation awarded to our named executive officers, the Compensation Committee considered a variety of factors, including individual performance, competencies, skills, prior experiences, scope of responsibility and accountability within the organization and in the case of Mr. Marchetti, the special one-time award described in the following paragraphs.

The actual number of shares granted to each named executive officer was determined by dividing the dollar value of each award by the closing price of our common stock on the date of grant. The number of shares of stock granted and the SFAS 123R grant date fair value is shown in our Grants of Plan-Based Awards Table following this Compensation Discussion and Analysis. Seventy-five percent of the annual award to each named executive officer is subject to time-based vesting and 25% of the annual award is subject to performance-based vesting.  The time-based award vests ratably over a period of four years. The vesting of the performance-based award is subject to the Company achieving the annual operating earnings targets established by the Compensation Committee in each 12-month period ending on September 30th over a four-year period from the date of grant.  Each year, 25% of the award will vest if 90% or more of the applicable performance target is attained and no vesting will occur if less than 81% if the applicable target is attained.  For attainment between 81% and 90% of the applicable performance target, between 10% and 25% of the award will vest (as determined on the basis of linear interpolation).

In August 2008, the Compensation Committee approved  a special one-time restricted stock award to certain key members of our Consumables Management segment management team that are responsible for the integration of the HCS acquisition, including Mr. Marchetti.  Terms of these awards generally provide for four year vesting with 25% of the award subject to attainment of pre-established operating earnings targets.  75% of Mr. Marchetti’s 75,000 share award will vest on December 31, 2010, the expected date of his retirement; the remaining shares are subject to attainment of a pre-established operating earnings target for the period from the HCS acquisition date (August 1, 2008) through September 30, 2010.

 Severance and Change of Control Benefits. We have entered into employment agreements with each of our named executive officers, which are described below in detail under the heading “Employment, Severance and Change of Control Agreements.”  Our employment agreements with our named executive officers contain change of control provisions that provide benefits in the event that the executive is terminated in connection with a change of control of our Company.  These change of control provisions generally provide for continuation of the executives’ base salary for the remaining term of their respective employment agreements and a severance payment ranging from one to three years of base salary.

We also provide each of our named executive officers with severance benefits if their employment is terminated for any reason other than cause or, in some instances, due to their resignation for good reason (as each term is defined in the applicable agreements).  In such cases, the employment agreements require that we pay the executive his salary for the remaining term of the applicable employment agreement and provide a severance payment ranging from one to two times the executive’s base salary.  Our severance and change of control benefits were determined on the basis of market practices in order to provide a competitive overall compensation package to our named executive officers.  On December 31, 2008, we amended our employment agreement with Mr. Marchetti, the terms of which are described in detail under the heading “Employment, Severance and Change of Control Agreements.” This new agreement was entered following the acquisition of HCS and to secure Mr. Marchetti’s assistance during the integration of the two businesses through December 2010, the expected date of his retirement. In 2008, we modified the employment agreements with each of our named executive officers to comply with Section 409A of the Internal Revenue Code.

Retirement Compensation. We have agreed with Mr. Khoury to make an annual retirement contribution equal to 1.5 times his base salary to a grantor trust established on his behalf. We fund this amount, less applicable personal income taxes, into a grantor trust on a quarterly basis in arrears.

In the event of a change in base salary, Mr. Khoury is entitled to supplemental contributions equal to the difference between  prior retirement contribution payments and the amounts that would have been paid had such payments been made based on the most recent base salary.

We have agreed with Mr. Baughan to make an annual retirement contribution of 50% of his average annual salary for the preceding three-year period to a rabbi trust established on his behalf. The retirement contributions will vest in full on April 26, 2012. Vesting of the accrued retirement contributions will accelerate upon the termination of Mr. Baughan’s employment due to his death, disability or by us without cause (as defined in his employment agreement). We fund this amount, less applicable personal income taxes, into this rabbi trust on a quarterly basis in arrears.

We also have agreed with Mr. McCaffrey to make an annual retirement contribution of 50% of his average annual salary for the preceding three-year period to a grantor trust established on his behalf. We fund this amount, less applicable personal income taxes, into this grantor trust on a quarterly basis in arrears.

Other than participation in our qualified 401(k) Plan under the same terms as all other employees, we do not offer retirement benefits to any of our other named executive officers.

A detailed description of the retirement benefits for our CEO, COO and CFO is set forth below under the heading “Employment, Severance and Change of Control Agreements.”

Other Compensation. In addition to the benefits that are generally available to all of our employees, we provide some or all of our named executive officers with the following additional benefits and perquisites:

•
Under the Medical Care Reimbursement Plan for Executives, we generally reimburse each of our named executive officers for medical care expenses that are not otherwise reimbursed by any plan or arrangement up to a maximum benefit of 10% of their base salary per year.

•	We reimburse each of our named executive officers for reasonable costs of financial and estate planning.

•	We provide certain named executive officers with a monthly automobile allowance, as described below under the heading “Employment, Severance and Change of Control Agreements.”

•
Under our travel policy, we provide use of a Company-owned aircraft to our CEO and limited use to our former CEO to ensure their personal security. As set forth in the “All Other Compensation” column of the Director Compensation Table above and the Summary Compensation Table below, our CEO and former CEO are taxed on the incremental cost relating to their personal use of the aircraft.

         To the extent applicable, these amounts are included in the Summary Compensation Table as part of the “All Other Compensation” column.

External Benchmarking

We benchmark targeted pay levels for essentially every position throughout our organization through the use of one or more compensation advisory services. Our Compensation Committee also engages an independent compensation consultant to assist our Compensation Committee to oversee our executive compensation program. Market data provides a reference and framework for decisions about the base salary, targeted annual cash incentives and the appropriate level of long-term incentives to be provided to each named executive officer. However, due to variability and the inexact science of matching and pricing executive jobs, we believe that market data should be interpreted within the context of other important factors and should not solely be used to dictate a specific pay level for an executive. As a result, in setting the target pay level of our named executive officers, market data is reviewed along with a variety of other factors, including individual performance, competencies, skills, future potential, prior experience, scope of responsibility and accountability within the organization.

Mercer Human Resources Consulting has reviewed both the individual components and aggregate composition of our compensation packages for our named executive officers and has advised our Compensation Committee that for each of our named executive officers:  (i) the targeted total cash compensation (including base salary and targeted annual cash incentives) is near the 75th percentile; (ii) the targeted total direct compensation (including base salary, annual cash and long-term incentives) is somewhat below the median; and (iii) total actual direct compensation (including base salary, annual cash and long-term incentives) plus retirement contributions, as applicable, is somewhat below the median of the peer group described below. Mercer also studied our CY 2007 financial performance (the most current data then available) and that of our peer group, measuring revenue growth, operating income growth, EBITDA growth, EPS growth, total shareholder return and return on average equity and determined that we were positioned above the 91st percentile of our peer group.

Compensation Comparison Group. The compensation comparison group we used in 2008 was comprised of the following 11 companies in the aerospace and defense industries:

•	Goodrich Corporation

•	Precision Castparts Corporation

•	Teleflex Inc.

•	Crane Co.

•	Teledyne Technologies, Inc.

•	Moog Inc.

•	Hexcel Corporation

•	Curtiss-Wright Corporation

•	Esterline Technologies Corporation

•	AAR Corp.

•	Triumph Group Inc.

In consultation with the Compensation Committee, these companies were selected for our peer group on the basis that (i) as compared to our Company, they were within a reasonable range for revenue size and equity market capitalization; (ii) they had executive positions comparable to those at our Company which required a similar set of management skills and experience; and (iii) they were representative of organizations that compete with us for business and executive talent. The median 2007 revenues and equity market capitalization of our peer group were $1.5 billion and $2.3 billion, respectively; our revenues for the year ended December 31, 2007 were $1.7 billion and, as of December 31, 2007, our equity market capitalization was $4.9 billion.

Benchmarking Objectives. We believe our executives should possess above-average competencies, skills and prior experience, and display above-average leadership skills as they discharge their responsibilities.  Our objective is to establish total targeted compensation (defined as base salary, targeted annual cash incentive, long-term incentives, and, where applicable, retirement contributions) for our named executive officers near the 75th percentile of our peer group. We believe the weighting of each component of our compensation program is appropriate given the historically cyclical nature of our industry, which has resulted and may result in several-year periods during which substantially lower cash incentives are awarded.

Benchmarking Process. Each year, the Compensation Committee directs senior management to engage an independent third-party consulting organization to advise the Compensation Committee as it conducts its review of our compensation program and our financial performance versus our peer group. Compensation and other financial data for the peer group are compiled from publicly available information as well as from the consultant’s proprietary database for similar sized industrial companies. Because the information is based on publicly available data, the comparisons are always against the data for the immediately preceding year (i.e., the 2008 study was based on data included in the 2007 annual reports and 2007 proxy statements of our peer group).

Several components of pay were analyzed by our independent consultant including: actual and targeted base salary; cash incentives; total cash compensation (i.e., base salary plus cash incentives); actual and targeted long-term incentives; total direct compensation (i.e., total cash plus long-term incentives); and, to the extent applicable, total direct compensation plus retirement contributions. The Compensation Committee’s review of our financial performance versus our peer group focused on revenue growth, operating earnings growth, EBITDA, as well as total shareholder return and return on average equity.

The Compensation Committee’s review led them to conclude that when compared to our peer group, our financial performance as compared to the key financial metrics described above approximated the 91st percentile of our peer group. The 2008 total direct compensation (including, where applicable, retirement contributions) for our named executive officers and the 2008 total actual cash compensation for our named executive officers approximated the median of our peer group.

Stock Ownership

We have not established specific stock ownership guidelines for our executive officers or directors. As of April 21, 2009, the market value of Company stock owned by our named executive officers as a multiple of each of their base salaries ranged from approximately one and one-half times to five times base salary.  Historically, our executive officers have held ownership positions in our stock at levels we deemed to be appropriate and accordingly we have not adopted formal ownership guidelines.  The details of share ownership for each named executive officer are set forth above under the heading “Security Ownership of Certain Beneficial Owners and Management.”

Tax and Accounting Considerations

To the extent that it is practicable and consistent with our executive compensation philosophy, we intend to comply with Section 162(m) of the Internal Revenue Code,  which limits the deductibility of certain compensation payments to our executive officers in excess of $1 million. If compliance with Section 162(m) conflicts with the compensation philosophy or is determined not to be in the best interest of stockholders, the Compensation Committee will abide by its compensation philosophy.

To the extent that any compensation paid to our named executive officers constitutes a deferral of compensation within the meaning of Section 409A of the Internal Revenue Code, the Compensation Committee intends to cause the award to comply with the requirements of Section 409A and to avoid the imposition of penalty taxes and interest upon the participant receiving the award.

The Compensation Committee also takes accounting considerations, including the impact of SFAS 123(R) into account in structuring compensation programs and determining the form and amount of compensation awarded.

Report of the Compensation Committee on Executive Compensation

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for the year ended December 31, 2008 with management. Based on the review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted,
The Compensation Committee
Charles L. Chadwell
Jonathan M. Schofield

Summary Compensation Table

The following table sets forth information concerning the total compensation paid to each of our named executive officers in 2008, 2007 and 2006:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(1)(3)	All Other Compensation ($)		Total ($)
(a)	(b)	(c)	(e)		(g)	(i)		(j)
Amin J. Khoury	2008	$1,019,580	$3,282,485	(4)	$1,050,000	$3,134,125	(5)	$8,486,190
Chairman and Chief Executive	2007	1,001,200	2,905,634	(4)	1,001,200	4,656,784	(5)	9,564,818
Officer	2006	904,000	1,019,504	(4)	994,400	2,648,301	(5)	5,566,205

Michael B. Baughan	2008	523,462	378,773		535,000	278,532	(6)	1,715,767
President and Chief Operating	2007	514,000	236,173		400,000	112,087	(6)	1,262,260
Officer	2006	440,000	26,593		330,000	23,723	(6)	820,316

Thomas P. McCaffrey	2008	480,270	979,831	(4)	490,500	460,761	(7)	2,411,362
Senior Vice President and Chief	2007	471,500	874,456	(4)	430,000	420,957	(7)	2,196,913
Financial Officer	2006	430,000	285,300	(4)	430,000	391,706	(7)	1,537,006

Wayne Exton	2008	298,928	206,474		270,000	25,889	(8)	801,291
Vice President and General	2007	275,000	133,636		175,000	31,599	(8)	615,235
Manager—Business Jet Segment	2006	265,036	14,198		110,000	70,105	(8)	459,339

Werner Lieberherr	2008	407,390	350,895		335,000	27,122	(9)	1,120,407
Vice President and General	2007	400,000	181,919		250,000	22,714	(9)	854,633
Manager – Commercial Aircraft	2006	178,291	56,032		140,000	44,546	(9)	418,869
Products Group

Robert A. Marchetti	2008	362,156	606,607		335,000	23,160	(10)	1,326,923
Vice President and General	2007	327,500	235,370		327,500	28,819	(10)	919,189
Manager—Consumables Management Segment	2006	291,497	27,196		300,000	28,097	(10)	646,790

(1)	All annual cash bonuses paid to our named executive officers are reflected in the “Non-Equity Incentive Plan Compensation” column of this table.

(2)
The amounts reported in the “Stock Awards” column reflect the dollar amount, without reduction for risk of forfeiture, recognized for financial reporting purposes for the fiscal years ended December 31, 2008, 2007 and 2006 of awards of restricted stock, calculated in accordance with the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123R “Share-Based Payment,” or SFAS 123R.  The amount set forth may include expenses attributable to restricted stock awards granted during and before 2008, 2007 or 2006.  Assumptions made in the calculation of these amounts are included in Note 11 to our audited financial statements for the fiscal years ended December 31, 2008, 2007 and 2006 included in our annual report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2009.

(3)
The amounts shown represent the annual cash incentive payments received by our named executive officers under our MIP. These cash awards were earned in 2008, 2007 and 2006 and were paid on March 13, 2009, March 7, 2008 and March 6, 2007, respectively.  The MIP is described in detail above in our “Compensation Discussion and Analysis.”

(4)
In order to assist in the retention of and to further incentivize our CEO and CFO, and in lieu of the change of control benefits which were eliminated from their contracts with us, on July 31, 2006, we granted our CEO an award of 387,900 shares of restricted stock, and we granted our CFO 104,200 shares of restricted stock.  The expenses included in the “Stock Awards” column with respect to these special awards for 2008, 2007 and 2006 were  $2,304,116, $2,398,635 and $964,870, respectively, for Mr. Khoury and $619,232, $644,641 and $259,312, respectively, for Mr. McCaffrey.

(5)
With respect to Mr. Khoury, the amount reported for 2008, 2007 and 2006 as “All Other Compensation” includes $1,561,500,  $1,501,800 and $1,356,000, respectively, for our  annual retirement contributions to his grantor trust; $1,203,950, $2,794,500 and $828,750, respectively, for  supplemental contributions to his grantor trust; $215,303, $180,785 and $284,376, respectively, representing the aggregate incremental cost to us for his personal use of the Company aircraft; $99,595, $125,983 and $126,185, respectively, for estate planning; $9,200, $9,000 and $7,500, respectively for Company contributions to our 401(k) Plan; $3,364, $3,116 and $5,113, respectively, representing payments under our executive medical plan; and $41,213, $41,590 and $40,738 relating to an automobile and insurance provided by the Company. The aggregate incremental cost for the use of the Company aircraft for personal travel is calculated by multiplying the hourly variable cost rate for the aircraft by the hours used. The hourly variable cost rate includes costs such as fuel, oil, parking/landing fees, crew expenses and catering.

(6)
With respect to Mr. Baughan, the amount reported for 2008, 2007 and 2006 as “All Other Compensation” includes $249,075, $83,576 and $0, respectively, for our annual retirement contributions to his grantor trust, $9,200, $9,000 and $7,500, respectively for contributions to the Company’s 401(k) Plan; $3,626, $2,880 and $3,115, respectively, representing payments under executive medical coverage; and an additional amount relating to an automobile allowance and estate planning.

(7)
With respect to Mr. McCaffrey, the amount reported for 2008, 2007 and 2006 as “All Other Compensation” includes $381,243, $341,967 and $355,278, respectively, for our annual retirement contributions to his grantor trust; $9,200, $9,000 and $7,500, respectively, for contributions to the Company’s 401(k) Plan; $47,150, $53,251 and $11,289, respectively, representing payments under our executive medical plan; and an additional amount relating to an automobile allowance and estate planning.

(8)
With respect to Mr. Exton, the amount reported for 2008, 2007 and 2006 as “All Other Compensation” includes $0, $9,399 and $55,474, respectively, for reimbursement of relocation expenses; $9,200, $9,000 and $6,000, respectively, for contributions to the Company’s 401(k) Plan; $3,489, $0 and $0, respectively, representing payments under our executive medical plan, and an additional amount relating to an automobile allowance.

(9)
With respect to Mr. Lieberherr, the amount reported for 2008, 2007 and 2006 as “All Other Compensation” includes $0, $0 and $32,747, respectively, for reimbursement of relocation expenses; $9,200, $9,000 and $1,539, respectively, for contributions to the Company’s 401(k) Plan; $4,722, $514 and $3,660, respectively, representing payments under our executive medical plan and for payment of COBRA benefits owed to his prior employer, and an additional amount relating to an automobile allowance.

(10)
With respect to Mr. Marchetti, the amount reported for 2008, 2007 and 2006 as “All Other Compensation” includes $9,200, $9,000 and $7,500, respectively, for contributions to the Company’s 401(k) Plan;  $760, $6,619 and $7,489, respectively, representing payments under our executive medical plan; and an additional amount relating to an automobile allowance.

Grants of Plan-Based Awards During 2008

The following table sets forth information concerning incentive awards made to our named executive officers in 2008.  Awards consisted of restricted stock and cash incentive awards under our MIP as described in detail in our Compensation Discussion and Analysis.

	Estimated Future Payouts Under Non-Equity Incentive Plan (MIP or bonus) Awards(1)				All Other Stock Awards: Number of	Grant Date Fair Value of Stock
Name	Grant Date	Threshold ($)(2)	Target ($)	Maximum ($)	Shares of Stock or Units (#)(3)(5)	and Option Awards ($)(4)
(a)	(b)	(c)	(d)	(e)	(i)	(l)
Amin J. Khoury	1/1/08	$—	$1,050,000	$1,260,000	—	$—
	11/17/08	—	—	—	358,109	2,915,007

Michael B. Baughan	1/1/08	—	535,000	642,000	—	—
	11/17/08	—	—	—	121,622	990,003

Thomas P. McCaffrey	1/1/08	—	490,500	588,600	—	—
	11/17/08	—	—	—	111,426	907,008

Werner Lieberherr	1/1/08	—	332,800	416,000	—	—
	11/17/08	—	—	—	63,883	520,008

Robert A. Marchetti	1/1/08	—	332,000	415,000	—	—
	8/5/2008	—	—	—	75,000 (6)	1,931,250
	11/17/08	—	—	—	18,428	150,004

Wayne Exton	1/1/08	—	268,000	335,000	—	—
	11/17/08	—	—	—	51,598	420,008

(1)
The amounts shown represent the range of annual cash incentive opportunities for each named executive officer under our 2008 MIP. The MIP is described in detail above in our Compensation Discussion and Analysis.

(2)
Since the amount of Non-Equity Incentive Plan awards are determined on the basis of a named executive officer’s contributions to the success of a segment or the Company, as applicable, no specific threshold can be determined.

(3)
The restricted stock awards made on November 15, 2008 were approved by our Compensation Committee at its meeting on November 4, 2008.  This process is consistent with our policy of having the dollar value of annual grants of restricted stock to our employees reviewed and approved by our Compensation Committee at a meeting in the third or fourth quarter and having the grants made effective as of November 15 of each year (or if November 15 is not a business day, the first business day thereafter).  The number of shares of restricted stock granted is equal to the dollar value approved by our Compensation Committee divided by the closing price of our common stock on the date of grant.  All grants of restricted stock are made pursuant to our 2005 Long-Term Incentive Plan.

(4)
The amounts shown represent the SFAS 123R fair value determined as of the date of grant. For more information about our adoption of SFAS 123R and how we value stock-based awards (including assumptions made in such valuation), refer to Note 11 to our audited financial statements for the fiscal year ended December 31, 2008 included in our annual report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2009.

(5)
75% of the 2008 annual award is subject to time-based vesting and 25% of the 2008 annual award is subject to performance-based vesting.  The time-based award vests ratably over four years provided the executive is employed or, as to Mr. Khoury, is providing consulting services on the applicable vesting date.  The vesting of the performance-based award is subject to the Company achieving the annual operating earnings target established by the Compensation Committee in the 12-month period ending September 30 each year, and vests over a four-year period subject to the following conditions: (i) if the Company achieves 100% of its performance target in an applicable year, 25% of the total performance-based award will vest in the applicable year; (ii) if the Company achieves 90% of its performance target in an applicable year, 10% of the total performance-based award will vest in the applicable year; (iii) if the Company achieves between 90% and 100% of its performance target in an applicable year, between 10% and 25% of the total performance-based award will vest in the applicable year; and (iv) if the Company achieves less than 90% of its performance target in an applicable year, the executive forfeits the portion of the award that would have vested in the applicable year.

(6)
Mr. Marchetti was granted 75,000 shares of restricted stock in connection with his efforts related to the acquisition and integration of the HCS business. 75% of this award is subject to time-based vesting and 25% is subject to performance-based vesting.  The time-based portion of the award vests on December 31, 2010. The vesting of the performance-based award is subject to the consumables management segment achieving an operating earnings target established by the Compensation Committee over the period from July 1, 2008 through December 31, 2010, the expected date of his retirement.

2008 Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning outstanding equity awards held by each named executive officer as of December 31, 2008, which include unvested shares of restricted stock.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (1) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
(a)	(b)	(c)	(d)
Amin J. Khoury	11/17/2008	358,109	$2,753,858
	11/15/2007	30,685	235,968
	11/15/2006	33,494	257,569
	7/31/2006	193,938	1,491,383

Michael B. Baughan	11/17/2008	121,622	935,273
	11/15/2007	9,020	69,364
	11/15/2006	16,302	125,362

Thomas P. McCaffrey	11/17/2008	111,426	856,866
	11/15/2007	8,271	63,604
	11/15/2006	15,932	122,517
	7/31/2006	52,120	400,803

Wayne Exton	11/17/2008	51,598	396,789
	11/15/2007	4,814	37,020
	11/15/2006	9,262	71,225

Werner Lieberherr	11/17/2008	63,883	491,260
	11/15/2007	12,255	94,241
	11/15/2006	4,075	31,337
	7/5/2006	9,170	70,517

Robert A. Marchetti	11/17/2008	18,428	141,711
	8/5/2008	75,000 (4)	576,750
	11/15/2007	5,733	44,087

(1)
Commencing in 2008, 75%  of the annual restricted stock award is subject to time-based vesting and 25% of the annual restricted stock award is subject to performance-based vesting.  The time-based award vests ratably over four years provided the executive is employed or, as to Mr. Khoury, is providing consulting services on the applicable vesting date.  The vesting of the performance-based award is subject to the Company achieving the annual operating earnings target established by the Compensation Committee in the 12-month period ending September 30th each year, and vests over a four-year period subject to the following conditions: (i) if the Company achieves 100% of its performance target in an applicable year, 25% of the total performance-based award will vest in the applicable year; (ii) if the Company achieves between 90% of its performance target in an applicable year, 10% of the total performance-based award will vest in the applicable year; (iii) if the Company achieves between 90% and 100% of its performance target in an applicable year, between 10% and 25% of the total performance-based award will vest in the applicable year; and (iv) if the Company achieves less than 90% of its performance target in an applicable year, the executive forfeits the portion of the award that would have vested in the applicable year.

(2)
With respect to awards granted prior to 2008, 25% of the shares  will vest on each of the first, second,  third and fourth anniversaries of the date of grant provided that the executive is employed on the applicable vesting date.

(3)	The market value of unvested shares is based on the closing share price of $7.69, which was the closing price of our common stock as quoted on the NASDAQ National Market on December 31, 2008.

(4)
Mr. Marchetti was granted 75,000 shares of restricted stock in connection with his efforts related to the acquisition and integration of the HCS business.  75% of this award is subject to time-based vesting and 25% is subject to performance-based vesting.  The time-based portion of the award vests on December 31, 2010.  The vesting of the performance-based award is subject to the consumables management segment achieving an operating earnings target established by the Compensation Committee over the period from July 1, 2008 through December 31, 2010, the expected date of his retirement.

Option Exercises and Stock Vested Table During 2008

The following table provides information concerning vesting of stock awards held by each named executive officer during 2008.  No options were outstanding in 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
(a)	(b)(#)	(c)($)	(d)(#)(1)	(e)($)(2)
Amin J. Khoury	—	$ —	123,946	$2,712,375

Michael B. Baughan	—	—	11,158	88,292

Thomas P. McCaffrey	—	—	36,785	756,450

Wayne Exton	—	—	6,236	49,345

Werner Lieberherr	—	—	10,708	148,816

Robert A. Marchetti	—	—	10,248	81,091

(1)	Represents the shares of restricted stock that vested during 2008.

(2)	Represents the number of shares of restricted stock that vested during 2008 multiplied by the closing price of our common stock on NASDAQ on the applicable vesting date.

Nonqualified Deferred Compensation

All of our employees, including our named executive officers, participate in our qualified 401(k) defined contribution plan.  Pursuant to this plan, we match 100% of the first 3% and 50% of the next 2% of employee contributions up to $9,000. We do not provide any nonqualified deferred compensation benefits to any of our employees.

Employment, Severance and Change of Control Agreements

We have entered into employment agreements with each of our named executive officers as described below.

Amin J. Khoury. Mr. Khoury is party to an employment agreement with us, amended and restated as of December 31, 2008, pursuant to which he serves as our Chairman and Chief Executive Officer, or CEO. The agreement has a rolling three-year term so that the term of the agreement extends through three years from any date as of which the term is being determined unless terminated earlier.  The agreement provides that our CEO will receive a base salary of $1,041,000 per year (as of July 1, 2008), subject to cost of living and other increases as determined from time to time by our Board of Directors. Our CEO is also entitled to participate in our MIP and to receive an annual cash incentive as determined by the Compensation Committee. During the period from January 1, 2008 through June 30, 2008, our CEO’s annual base salary was $1,001,200.  On July 1, 2008 his base salary was adjusted to $1,041,000.  Our CEO received a bonus of $1,050,000 for 2008. Our CEO is also eligible to participate in all benefit plans (other than retirement plans) generally available to our executives and we provide him with an automobile and automobile insurance at a cost of approximately $40,000 per year.

General Provisions

Our agreement with our CEO provides that we will make an annual retirement contribution to a grantor trust established for his benefit in an amount equal to 1.5 times his annual base salary. In the event of a change in base salary, our CEO is entitled to supplement contributions equal to the difference between all prior retirement contribution payments and the amounts that would have been paid had such payments been made based on the most recent base salary.  These contributions are taxed currently to our CEO and reported in the “All Other Compensation” column of the Summary Compensation Table above.  We fund these contributions, less applicable personal income taxes, into this grantor trust on a quarterly basis in arrears.  Previously taxed contributions held in the trust will be distributed in a lump sum to our CEO or his beneficiary, as the case may be, as a result of a change of control or any termination of his employment, or as otherwise provided pursuant to the terms of his grantor trust.  Our CEO’s employment agreement provides that he and his spouse will receive medical, dental and health benefits (including benefits under our executive medical reimbursement plan) for the remainder of their lives notwithstanding a termination of his employment for any reason.

If our CEO’s employment is terminated for any reason other than by him without good reason, he will be eligible to receive any accrued but unpaid bonus for the prior fiscal year.

Pursuant to the agreement, if our CEO’s employment with us terminates for any reason other than death, incapacity or his resignation without good reason, we will enter into a consulting arrangement with him under which he has agreed to provide strategic planning, financial planning, merger and acquisition advice and consultation to us, as well as periodic advice and consultation regarding key staffing and recruitment issues and such other services as we may mutually agree upon.  The consulting arrangement will extend for a period of five years following our CEO’s termination of employment.  During the duration of his consulting agreement, our CEO will be entitled to a consulting fee equal to 15% of his salary in effect on the day of his termination of employment and will also be entitled to an office, an assistant, travel benefits under our travel policy described above in our Compensation Discussion and Analysis, automobile benefits and reimbursement for reasonable out-of-pocket business expenses.  Unvested restricted stock awards will continue to vest in accordance with the award agreement for so long as our CEO is providing consulting services under this agreement.  During the five-year term, the consulting arrangement may not be amended or terminated without the prior written consent of us and our CEO.  In the event of our CEO’s death or disability during the consulting period, he will receive a lump-sum payment equal to the fees for the then remaining term of the consulting period.

In the event that any payments or other benefits made to our CEO are subject to excise tax as an “excess parachute payment” under the Internal Revenue Code, he will receive an excise tax gross-up payment.  Similarly, the agreement provides him with a tax gross-up payment with respect to tax obligations under Section 409A of the Internal Revenue Code.  Incidental costs and expenses incurred in respect of certain accounting tasks and procedures associated with these tax matters will also be paid by us.

During the term of his employment agreement and consulting agreement (if applicable) and for a period of two years thereafter, our CEO may not compete with us or solicit our employees.  In addition, our CEO is subject to a confidentiality provision that lasts indefinitely.

Specific Termination and Change of Control Provisions

In addition to the benefits described above, our CEO will be entitled to receive the following benefits and payments upon the occurrence of the following specified events:

Voluntary Termination. If our CEO terminates his employment with us at any time and for any reason, he is entitled to a lump-sum severance payment amount equal to one times his annual base salary.

Involuntary Termination. If our CEO’s employment with us is terminated by us for any reason other than death, incapacity or in connection with the closing of a Change of Control transaction, he is entitled to a lump-sum payment equal to the salary he would have received had he remained employed through the remainder of the then-existing term, the distribution of the funds in his grantor trust (including a final contribution determined as if he remained employed for three years following the termination of his employment), accelerated vesting of all outstanding equity awards, with stock options remaining exercisable for the remainder of their applicable terms, and a lump-sum severance amount equal to one times his annual base salary.

Change of Control. If a change of control occurs, our CEO will be entitled to the immediate vesting of all equity awards with any stock options remaining exercisable for the remainder of their applicable terms.  In addition, if his employment terminates contemporaneously with a Change of Control transaction, our CEO will be entitled to a lump-sum severance amount equal to one times his annual base salary.  If our CEO’s employment is not terminated contemporaneously with a Change of Control transaction, his employment agreement will remain in effect and upon a subsequent termination of employment he will be entitled to the payments and benefits set forth in his employment agreement as described above.  However, if our CEO’s employment is terminated by him for good reason following a change of control, he will receive a lump sum amount equal to the sum of the annual base salary he would have received had he remained employed through the third anniversary of the termination date, the entire unpaid balance of his retirement compensation with contributions made as if he had remained employed through the third anniversary of the termination date, and a severance payment of one times his base salary in effect for that year.  In the event of a dispute regarding the benefits payable to our CEO upon a change of control, we will pay or reimburse him for all related legal expenses.  In the event the Company determines it likely that a change of control will occur, it will establish a grantor trust to secure any potential obligations to the CEO associated with the change of control.

Death. In the event of our CEO’s death, his designee will receive an amount equal to the salary that would have been due to him if he remained employed through the third anniversary of his death.  In addition, our CEO’s designee will be entitled to the immediate vesting of all equity awards with any stock options remaining exercisable for the remainder of their applicable terms.

Incapacity. In the event of our CEO’s termination of employment due to his incapacity, he will receive an amount equal to two times the annual base salary that he would have received had he remained employed through the third anniversary of his termination of employment, payable in a lump sum.  In addition, our CEO will be entitled to the immediate vesting of all equity awards with any stock options remaining exercisable for the remainder of their applicable terms.

Michael B. Baughan. Mr. Michael B. Baughan, our President and Chief Operating Officer, or COO, is party to an employment agreement with us that was amended and restated as of December 31, 2008.  The agreement has a rolling three-year term so that the term extends through three years from any date as of which the term is being determined unless terminated earlier.  Under the terms of the agreement, our COO receives an annual salary of $534,500 per year (as of July 1, 2008), subject to cost of living increases and adjustment from time to time by our Board of Directors, and he may receive an annual incentive bonus under our MIP at the discretion of the Compensation Committee, which may not (except under special circumstances at the discretion of the Board of Directors) exceed 120% of his then current salary.  Our COO is also entitled to an automobile allowance of $1,100 per month and may participate in all benefit plans, programs and arrangements generally made available to our executives.  During the period from January 1, 2007 through June 30, 2007, our COO’s annual base salary was $514,000.  Our COO’s base salary was adjusted to $534,500 on July 1, 2008, and he received a bonus of $535,000 for fiscal year 2008.

General Provisions

Our agreement with our COO provides that we will make an annual retirement contribution to an account, which may be funded by a rabbi trust established for his benefit in an amount equal to 50% of his average annual salary for the preceding three-year period.  The retirement contributions will vest in full in April 2012 provided that our COO remains employed through this date.  Vesting of the accrued retirement contributions will accelerate upon the termination of our COO’s employment due to his death, incapacity, by us without cause or upon a change of control.  We fund these contributions into a rabbi trust on a quarterly basis in arrears.  Vested funds held in the trust will be distributed in a lump sum to our COO or his beneficiary, as the case may be, as a result of a change of control (as defined under Section 409A of the Internal Revenue Code) or any other termination of his employment, as otherwise provided pursuant to the terms of the rabbi trust.  Upon vesting, the Company is required to establish an irrevocable retirement trust into which contributions will be made.

In the event our COO’s employment is terminated for any reason other than his voluntary termination without good reason or a termination by the Company for cause, he will be entitled to any accrued but unpaid bonus for the prior year and any amounts in his retirement account.

In the event that any payments or other benefits made to our COO are subject to excise tax as an “excess parachute payment” under the Internal Revenue Code, our COO will receive an excise tax gross-up payment.  Similarly, the agreement provides our COO with a tax gross-up payment with respect to tax obligations under Section 409A of the Internal Revenue Code.  Incidental costs and expenses incurred in respect of certain accounting tasks and procedures associated with these tax matters will be paid by us.

On April 27, 2007, we entered into a death benefit agreement with our COO that provides for the payment of a $1.5 million death benefit to his named beneficiary upon his death during or after his employment.  We have fully funded this death benefit with a single payment whole life insurance policy.

Our COO is also party to the Company’s standard proprietary information and confidentiality agreement.

Specific Termination and Change of Control Provisions

In addition to the benefits described above, our COO will be entitled to receive the following benefits and payments upon the occurrence of the following specified events:

Involuntary Termination. In the event our COO’s employment is terminated by us without cause (as defined in the employment agreement), he will receive a lump-sum severance amount equal to the salary he would have received had he remained employed through the remainder of his then-existing term.  He will also be entitled to the immediate vesting of his accrued retirement benefits as described above.  In addition, all outstanding equity awards will immediately vest with any stock options remaining exercisable for the remainder of their applicable terms.  Our COO and his eligible dependents will also be eligible to receive medical, dental and health benefits for two years following the termination.

Change of Control. If a change of control occurs (as defined under Section 409A of the Internal Revenue Code), our COO will be entitled to the immediate vesting of all equity awards with any stock options remaining exercisable for the remainder of their applicable term.  In addition, if, in connection with the change of control his employment is terminated by us without cause, our COO will be entitled to a lump-sum amount equal to three times his salary, accelerated vesting of his accrued retirement benefits as described above and two year’s continuation of his and his dependents’ medical, dental and health benefits to the extent permitted under Section 409A of the Internal Revenue Code.  The Company will establish a grantor trust for any change of control payments if it determines that a change of control is likely to occur.

Death. In the event of our COO’s termination due to his death, his designee will receive a lump-sum payment equal to the salary that would have been due to him had he remained employed through the third anniversary of his death.  Our COO’s designee will also receive accelerated vesting of his accrued retirement benefits as described above and accelerated vesting of all outstanding equity awards with any stock options remaining exercisable for the remainder of their applicable terms.  In addition, our COO’s eligible dependents will receive two year’s continuation of his medical, dental and health benefits to the extent permitted under Section 409A of the Internal Revenue Code.

Incapacity. In the event of our COO’s termination due to his incapacity, he will receive the salary and automobile allowance that he would have received had he remained employed through the third anniversary of his termination.  In addition, our COO and his eligible dependants will be entitled to receive, for two years following his termination due to his incapacity, continuation of medical, dental and health benefits to the extent permitted under Section 409A of the Internal Revenue Code.  As a result of such a termination, our COO will also be entitled to accelerated vesting of his accrued retirement benefits as described above and accelerated vesting of all outstanding equity awards with any stock options remaining exercisable for the remainder of their applicable terms.

Voluntary Resignation; Termination for Cause. If, at any time, our COO resigns his employment with us or his employment is terminated by us for cause he will not be entitled to any further compensation or benefits other than as set forth in any applicable plans, programs and arrangements.  He will also forfeit any unvested amounts in his retirement account.

Thomas P. McCaffrey. Mr. Thomas P. McCaffrey is party to an employment agreement with us, amended and restated as of December 31, 2008 pursuant to which he serves as our Senior Vice President and Chief Financial Officer, or CFO.  The agreement has a rolling three-year term so that the term extends through three years from any date as of which the term is being determined unless terminated earlier.  The agreement provides that our CFO will receive a base salary of $490,500 per year (as of July 1, 2008), subject to cost of living and other increases as determined from time to time by our Board of Directors.  Our CFO is also entitled to participate in our MIP and to receive a discretionary annual cash incentive.  Our CFO is also eligible to participate in all benefit plans (other than retirement plans) available to our executives and to receive an automobile allowance of $1,100 per month.  During the period from January 1, 2008 through June 30, 2008, our CFO’s annual base salary was $471,500.  Our CFO’s base salary was adjusted to $490,500 on July 1, 2008 and he received a bonus of $490,500 for fiscal year 2008.

General Provisions

Our agreement with our CFO provides that we will make an annual retirement contribution to a grantor trust established for his benefit in an amount equal to one-half of his average annual salary for the preceding three-year period.  These contributions are taxed currently to our CFO and reported in the “All Other Compensation” column of the Summary Compensation Table above.  We fund these contributions, less applicable personal income taxes, into this grantor trust on a quarterly basis in arrears.  Previously taxed and undistributed funds held in the trust will be distributed in a lump sum to the executive or his beneficiary, as the case may be, as a result of a change of control (as defined in his employment agreement) or any other termination of his employment, or as otherwise provided pursuant to the terms of his grantor trust.

In the event our CFO terminates employment for any reason other than a termination for cause, he will be entitled to any accrued but unpaid bonus for the prior year and any amounts in his retirement account.

In the event that any payments or other benefits made to him are subject to excise tax as an “excess parachute payment” under the Internal Revenue Code, our CFO will receive an excise tax gross-up payment.  Similarly, the agreement provides him with a tax gross-up payment with respect to tax obligations under Section 409A of the Internal Revenue Code.  Incidental costs and expenses incurred in respect of certain accounting tasks and procedures associated with these tax matters will be paid by us.

During 2005, we entered into a death benefit agreement with our CFO that provides for the payment of a $1 million death benefit to his named beneficiary upon his death during or after his employment.  We have fully funded this death benefit with a single payment whole life insurance policy.

Our CFO is also party to the Company’s standard proprietary information and confidentiality agreement.

Specific Termination and Change of Control Provisions

In addition to the benefits described above, our CFO will be entitled to receive the following benefits and payments upon the occurrence of the following specified events:

Involuntary Termination; Resignation with Good Reason.  In the event our CFO’s employment is terminated by us without cause or by our CFO for good reason (as each term is defined in the employment agreement), other than contemporaneously with a change of control transaction, he will receive a lump-sum severance amount equal to two times his annual salary, plus the salary he would have received had he remained employed through the then existing term of the agreement.  He will also receive distribution of funds in his retirement trust (including a final contribution determined as if he continued employment for three years following the termination).  As a result of such a termination, he will also be entitled to the immediate vesting of all equity awards with any stock options remaining exercisable for the remainder of their applicable terms.

Change of Control. If a change of control occurs, our CFO will be entitled to the immediate vesting of all equity awards with any stock options remaining exercisable for the remainder of their applicable term.  In addition, if, contemporaneously with a change of control transaction, our CFO’s employment is terminated for any reason, our CFO will be entitled to a lump-sum amount equal to two times his annual base salary.  If our CFO’s employment is not terminated contemporaneously with a change of control transaction, his employment agreement will remain in effect and upon a subsequent termination of employment he will be entitled to the payments and benefits set forth in the agreement.  In the event of a dispute regarding the benefits payable to our CFO upon a change of control, we will pay or reimburse him for all related legal expenses.

Death. In the event of our CFO’s termination due to his death, his designee will receive a lump-sum payment equal to the salary that would have been due to him had he remained employed through the third anniversary of his death.  Our CFO’s eligible dependants will also be entitled to receive, for two years following his death, continuation of medical, dental and health benefits to the extent permitted under Section 409A of the Internal Revenue Code.  In addition, our CFO will be entitled to the immediate vesting of all equity awards with any stock options remaining exercisable for the remainder of their applicable terms.

Incapacity. In the event of our CFO’s termination due to his incapacity, he will receive the salary and automobile allowance that he would have received had he remained employed through the third anniversary of his termination of employment, payable in a lump sum.  In addition, our CFO will be entitled to the immediate vesting of all equity awards with any stock options remaining exercisable for the remainder of their applicable terms.  Our CFO and his eligible dependants will also be entitled to receive, for two years following his termination due to his incapacity, continuation of medical, dental and health benefits to the extent permitted under Section 409A of the Internal Revenue Code.

Retirement; Resignation Without Good Reason. If our CFO retires or resigns without good reason at any time, he is entitled to a lump-sum severance payment equal to one times his annual base salary.

Termination for Cause. If, at any time, our CFO is terminated by us for cause, he will not be entitled to any further compensation and benefits other than as set forth in any applicable plans, programs or arrangements.

Wayne Exton.  Mr. Exton is party to an employment agreement amended and restated as of December 9, 2008, that is automatically renewed for additional one-year terms unless either we or Mr. Exton gives the other party at least 30 days’ written notice prior to the then-applicable expiration date.  Under the terms of his employment agreement Mr. Exton receives an annual salary of $335,000 per year subject to adjustment from time to time.  He is also eligible to receive a discretionary incentive bonus under our MIP.  Mr. Exton is entitled to an automobile allowance of $1,100 per month and may participate in all benefits plans, programs and arrangements generally made available to our executive officers.  During the period from January 1, 2008 through June 30, 2008, Mr. Exton’s annual base salary was $275,000.  Mr. Exton’s base salary was adjusted to $335,000 on August 1, 2008 and he received a bonus of $270,000 for fiscal 2008.

Upon his death, Mr. Exton is entitled to a lump-sum amount equal to the salary that he would have received had he remained employed through the remainder of the then-applicable term.  In the event of the termination of Mr. Exton’s employment due to his incapacity, Mr. Exton is entitled to a lump-sum amount equal to the salary that he would have received had he remained employed through the remainder of the then-applicable term of the agreement as well as the continuation of benefits through the agreement termination date, subject to mitigation from alternative employment.  In addition, pursuant to the terms of the applicable equity award agreements, upon a termination of his employment due to death or disability, Mr. Exton will be entitled to the immediate vesting of all outstanding shares of restricted stock.

In the event that we terminate Mr. Exton’s employment without cause, he will be entitled to continue to receive medical and dental benefits, for the remainder of the then-applicable employment term, subject to mitigation from alternative employment and a lump-sum payment equal to the sum of his base salary for one year and his base salary for the then-remaining term of the agreement.

Following a change of control, if Mr. Exton resigns for good reason or we terminate his employment without cause, he will be entitled to receive a lump-sum payment equal to one times his base salary and continuation of his base salary for the then-remaining term of the agreement.  He will also be entitled to continue to receive medical and dental benefits during the remainder of his employment term, or, if earlier, until he becomes eligible to participate in the plans of a subsequent employer.  In addition, pursuant to the terms of the applicable equity award agreements, Mr. Exton will be entitled to the immediate vesting of all outstanding shares of restricted stock.

If Mr. Exton is terminated by us for cause or resigns for any reason other than good reason upon change of control, he will not be entitled to any further compensation and benefits other than as set forth in any applicable plans, programs or arrangements.

Mr. Exton is also party to the Company’s standard proprietary information and confidentiality agreement.

Werner Lieberherr.  Mr. Lieberherr is party to an employment agreement amended and restated as of December 9, 2008, that is automatically renewed for additional one-year terms unless either we or Mr. Lieberherr gives the other party at least 90 days’ written notice prior to the then-applicable expiration date.  Under the terms of his employment agreement, Mr. Lieberherr receives an annual salary of $416,000 per year (as of July 1, 2008), subject to adjustment from time to time.  He is also eligible to receive an annual discretionary incentive bonus under our MIP.  Mr. Lieberherr is entitled to an automobile allowance of $1,100 per month and may participate in all benefits plans, programs and arrangements generally made available to our executive officers.  During the period from January 1, 2008 through June 30, 2008, Mr. Lieberherr’s annual base salary was $400,000.  Mr. Lieberherr’s base salary was adjusted to $416,000 on July 1, 2008 and he received a bonus of $335,000 for fiscal year 2008.

Upon his death, Mr. Lieberherr’s designee is entitled to an amount equal to the salary that he would have received had he remained employed through the remainder of the then-applicable term.  In the event of the termination of Mr. Lieberherr’s employment due to his incapacity, he will receive a lump-sum payment representing his base salary and automotive allowance for the then-remaining term of the agreement, as well as the continuation of benefits through the agreement termination date, subject to mitigation from alternative employment.  In addition, pursuant to the terms of the applicable equity award agreements, upon a termination of his employment due to death or disability, Mr. Lieberherr will be entitled to the immediate vesting of all outstanding shares of restricted stock or other equity awards.

In the event that we terminate Mr. Lieberherr’s employment without cause, he will be entitled to continue to receive medical and dental benefits for the remainder of the then-applicable employment term, subject to mitigation from alternative employment and a lump-sum payment equal to the sum of his base salary for one year and his base salary for the then-remaining term of the agreement.

In the event that following a change of control, Mr. Lieberherr resigns for good reason or we terminate his employment without cause, he will be entitled to receive a lump-sum payment equal to one times his base salary and continuation of his base salary, in addition to medical and dental benefits for the then-remaining term of the agreement, subject to mitigation from alternative employment.  Upon a change of control, Mr. Lieberherr will be entitled to the immediate vesting of all outstanding shares of restricted stock or other equity awards.

Mr. Lieberherr is also party to the Company’s standard proprietary information and confidentiality agreement.

Robert A. Marchetti.  Mr. Marchetti is party to an employment agreement dated December 30, 2008 effective for a two-year period ending December 31, 2010.  Under the terms of his employment agreement, Mr. Marchetti receives an annual salary of $415,000 per year (as of August 1, 2008), subject to adjustment from time to time.  Mr. Marchetti is eligible to receive a discretionary annual incentive bonus of up to 100% of his salary under our MIP.  Mr. Marchetti is also entitled to an automobile allowance of $1,100 per month and may participate in all benefits plans, programs and arrangements generally made available to our executive officers.  During the period from January 1, 2008 through June 30, 2008, Mr. Marchetti’s annual base salary was $327,500.  Mr. Marchetti’s base salary was adjusted to $415,000 on August 1, 2008 and he received a bonus of $335,000 for fiscal 2008.

In accordance with the employment agreement, if Mr. Marchetti remains employed through the expiration date of the agreement, he will be entitled to a lump-sum payment of $415,000 (“Service Payment”).  If Mr. Marchetti is terminated without cause prior to the expiration of the agreement, he will be entitled to the full Service Payment.  Additionally, upon the expiration of the employment term on December 31, 2010, the Company will engage Mr. Marchetti to provide consulting services for a period of two years for a monthly consulting fee of $21,067.  If Mr. Marchetti incurs a separation from service for any reason prior to December 31, 2010, the Company will not be obligated to engage him to provide the consulting services.

Upon his death, Mr. Marchetti’s designee is entitled to a lump-sum amount equal to the salary that he would have received had he remained employed through the remainder of the then-applicable term.  In the event of the termination of Mr. Marachetti’s employment due to his incapacity, Mr. Marchetti is entitled to a lump-sum amount equal to the salary that he would have received had he remained employed through the remainder of the then-applicable term of the agreement as well as the continuation of benefits through December 12, 2012, subject to mitigation from alternative employment.  Upon a termination of his employment due to death or disability, Mr. Marchetti will be entitled to the immediate vesting of all outstanding shares of restricted stock or other equity awards.

Following a change of control, if Mr. Marchetti resigns for good reason or we terminate his employment without cause, he will be entitled to receive a lump-sum payment equal to one times his base salary, continuation of his base salary for the then-remaining term of the agreement, and his target incentive bonus for the year in which the termination occurs. Mr. Marchetti will also be entitled to a continuation of benefits through December 31, 2012, subject to mitigation from alternative employment.  In addition, pursuant to the terms of the applicable equity award agreements, upon a change of control, Mr. Marchetti will be entitled to the immediate vesting of all outstanding shares of restricted stock.

If, at any time, Mr. Marchetti is terminated by us for cause or resigns for any reason other than good reason upon a change of control, he will not be entitled to any further compensation and benefits other than described above or as set forth in any applicable plans, programs or arrangements.

Mr. Marchetti is also party to the Company’s standard proprietary information and confidentiality agreement.

Potential Payments upon a Termination or Change of Control

The tables that follow summarize the potential compensation that would have been payable to each of our named executive officers as a result of a termination of the named executive officer’s employment or a change of control.  The tables generally assume that the named executive officer’s employment terminated on December 31, 2008 and, if applicable, that the change of control occurred on December 31, 2008.  In addition, for purposes of the calculations, we assume that the fair market value of our common stock was $7.69, which was the closing price of our common stock as quoted on the NASDAQ National Market on December 31, 2008.

The tables below do not include the value of any vested and non-forfeitable payments or other benefits that the named executive officers would have been entitled to receive on December 31, 2008, regardless of whether a termination event occurred on such date (e.g., benefits the executive would have received even if he voluntarily resigned on the assumed date of the change of control), including the following:

•	Defined Contribution Plans. Each of the named executive officer’s account balances under the 401(k) Plan, including any Company contributions, were fully vested as of December 31, 2008.

•
Vested Equity Awards. Once vested, restricted stock awards are not forfeitable.  The number and fair market value of all shares of restricted stock that were vested as of December 31, 2008 are set forth above in the Outstanding Equity Awards at Fiscal Year End Table.

•
Life Insurance. Each of the named executive officers is entitled to receive Company paid group term life insurance of one times his or her base salary. This plan is applicable to all of our employees on a nondiscriminatory basis.

•
Death Benefit Agreements. We have entered into death benefit agreements with each of Messrs. Khoury, Baughan and McCaffrey pursuant to which their designated beneficiary will receive a death benefit of $3,000,000, $1,500,000 and $1,000,000, respectively, upon their death at any time during employment or following the termination of their employment.  We have funded these amounts with a single payment whole life insurance policy.

•
Executive Medical Benefits. Pursuant to his employment agreement, Mr. Khoury and his spouse are entitled to receive medical benefits for the remainder of their lives regardless of the reason for termination of employment.

•	Consulting Arrangements.

Pursuant to his employment agreement, Mr. Khoury has agreed to provide consulting services to us for a period of five years following his termination of employment for any reason except his resignation without good reason or his incapacity. In consideration of these consulting services, we have agreed to pay Mr. Khoury certain fees and benefits, including continued vesting of all outstanding equity awards as detailed above under the heading Employment, Severance and Change of Control Agreements.

Pursuant to his employment agreement, Mr. Marchetti has agreed to provide consulting services to us for two years commencing on December 31, 2010 (the expiration of his term of employment) for a monthly consulting fee of $27,067. If Mr. Marchetti incurs a separation from service for any reason prior to December 31,2010, he will not be retained as a consultant.

•
Retirement Compensation.    Pursuant to their employment agreements, Messrs. Khoury, Baughan and McCaffrey are entitled to receive benefits as discussed in detail in our Compensation Discussion and Analysis. As Messrs. Khoury and McCaffrey are fully vested in these benefits, these amounts are not included in the tables below. Mr. Baughan vests in his benefits on April 1, 2012. However, vesting will accelerate upon a termination of his employment due to his death, incapacity, by us without cause or upon a change in control. As a result, these amounts are included in the table below.

The amounts shown in the tables below represent summary estimates of the payments to be made upon each specified termination event as if the event occurred on December 31, 2008 and do not reflect any actual payments to be received by the named executive officers:

Amin J. Khoury

					Change of Control
					Contempraneous
					Involuntary	Contemporaneous
Compensation	Voluntary			Involuntary	Termination/	Resignation With	Remain
Element	Resignation	Incapacity	Death	Termination	Resignation	Good Reason	Employed
Lump-sum of Salary for Contract Term/Severance Payment	$1,041,000	$6,246,000	$3,123,000	$4,164,000	$1,041,000	$4,164,000	$--

Accrued Cash Incentive Compensation	--	1,050,000	1,050,000	1,050,000	1,050,000	1,050,000	--

Retirement Contribution	--	--	--	4,684,500	--	4,684,500	--

Total Cash Payments	1,041,000	7,296,000	4,173,000	9,898,500	2,091,000	9,898,500	--

Acceleration of Unvested Equity Awards	--	4,738,778	4,738,778	4,738,778	4,738,778	4,738,778	4,738,778

Tax Gross-up	--	--	--	--	--	--	--

TOTAL	$1,041,000	$12,034,778	$8,911,778	$14,637,278	$6,829,778	$14,637,278	$4,738,778

Michael B. Baughan

	Voluntary					Change of Control
	Resignation/				Termination	Resignation/	Termination
Compensation	Termination				Without	Remain	Without
Element	for Cause	Incapacity		Death	Cause	Employed	Cause
Lump-sum of Salary for Contract Term/Severance Payment	$--	$1,603,500		$1,603,500	$1,603,500	$--	$1,603,500

Accrued Cash Incentive Compensation	--	535,000		535,000	535,000	--	535,000

Retirement Contribution	--	487,917		487,917	487,917	--	487,917

Benefit Continuation	--	65,927	(1)	26,327	26,327	--	26,327

Total Cash Payments	--	2,692,344		2,652,744	2,652,744	--	2,652,744

Acceleration of Unvested Equity Awards	--	1,129,999		1,129,999	1,129,999	1,129,999	1,129,999

Tax Gross-up	--	--		--	--	--	--

TOTAL	$--	$3,822,343		$3,782,743	$3,782,743	$1,129,999	$3,782,743

(1) Benefit continuation for incapacity includes $39,600 automobile allowance.

Thomas P. McCaffrey

							Change of Control
								Contemporaneous
		Resignation				Termination		Resignation/
Compensation	Termination	Without Good				Without	Remain	Involuntary
Element	For Cause	Reason	Incapacity		Death	Cause	Employed	Termination
Lump-sum of Salary for Contract Term/Severance Payment	$--	$490,500	$1,471,500		$1,471,500	$2,452,500	$--	$981,000

Accrued Cash Incentive Compensation	--	490,500	490,500		490,500	490,500	--	490,500

Benefit Continuation	--	--	148,728	(2)	109,128	109,128	--	--

Retirement Contribution	--	--	--		--	735,750	--	--

Total Cash Payments	--	981,000	2,110,728		2,071,128	3,787,878	--	1,471,500

Acceleration of Unvested Equity Awards	--	--	1,443,790		1,443,790	1,443,790	1,443,790	1,443,790

Tax Gross-up	--	--	--		--	--	--	--

TOTAL	$--	$981,000	$3,554,518		$3,514,918	$5,231,668	$1,443,790	$2,915,290

(2) Benefit continuation for incapacity includes $39,600 automobile allowance.

Wayne Exton

	Voluntary				Change of Control
	Resignation/			Termination	Resignation/	Termination
Compensation	Termination for			Without	Remain	Without
Element	Cause	Incapacity	Death	Cause	Employed	Cause
Lump-sum of Salary for Contract Term/Severance Payment	$--	$110,137	$110,137	$445,137	$--	$445,137

Benefit Continuation	--	2,260	--	2,260	--	2,260

Total Cash Payments	--	112,397	110,137	447,397	--	447,397

Acceleration of Unvested Equity Awards	--	505,033	505,033	--	505,033	505,033

TOTAL	$--	$617,430	$615,170	$447,397	$505,033	$952,430

Werner Lieberherr

	Voluntary						Change of Control
	Resignation/					Termination	Resignation/	Termination
Compensation	Termination					Without	Remain	Without
Element	for Cause	Incapacity		Death		Cause	Employed	Cause
Lump-sum of Salary for Contract Term/Severance Payment	$--	$210,849		$210,849		$626,849	$--	$626,849

Benefit Continuation	--	13,918	(3)	6,690	(3)	7,228	--	7,228

Total Cash Payments	--	224,767		217,539		634,077	--	634,077

Acceleration of Unvested Equity Awards	--	687,355		687,355		--	687,355	687,355

TOTAL	$--	$912,122		$904,894		$634,077	$687,355	$1,321,432

(3) Benefit continuation for incapacity and death includes $6,690 automobile allowance.

Robert A. Marchetti

					Change of Control
	Voluntary					Termination
	Resignation/			Termination	Resignation/	Without
Compensation Element	Termination for Cause	Incapacity	Death	Without Cause	Remain Employed	Cause/Resignation with Good Reason
Lump-sum of Salary for Contract Term/Severance Payment	$--	$830,000	$830,000	$--	$--	$1,245,000

Full Service Payment	--	--	--	415,000	--	--

Accrued Cash Incentive Compensation	--	--	--	--	--	335,000

Benefit Continuation	--	22,686	--	22,686	--	22,686

Total Cash Payments	--	852,686	830,000	437,686	--	1,602,686

Acceleration of Unvested Equity Awards	--	762,548	762,548	--	762,548	762,548

TOTAL	$--	$1,615,234	$1,592,548	$437,686	$762,548	$2,365,234

Policy and Procedures for the Review and Approval of Related Person Transactions

We have adopted a written policy pursuant to which our Audit Committee will be presented with a description of any related person transactions for them to consider for approval. The policy is designed to operate in conjunction with and as a supplement to the provisions of our Code of Business Conduct.

Under the policy, our Law Department will review all proposed transactions presented to or identified by it involving a related person and in which the Company is a participant and in which the amount exceeded $120,000. The Law Department will present to the Audit Committee for approval any transaction at or above this dollar amount in which the related person may have a direct or indirect material interest. In determining whether to approve or ratify a related person transaction, the Audit Committee will consider the following: (1) whether the transaction was the product of fair dealing, which factors include the timing, initiation, structure and negotiations of the transaction, and whether the related person’s interest in such transaction was disclosed to the Company; (2) the terms of the transaction and whether similar terms would have been obtained from an arm’s length transaction with a third party; and (3) the availability of other sources for comparable products or services. The policy also identifies certain types of transactions that our Board has identified as not involving a direct or indirect material interest and are therefore, not considered related person transactions for purposes of the policy.

The policy requires that our Law Department implement certain procedures for the purpose of obtaining information with respect to related person transactions. These procedures include, among other things, (1) informing, on a periodic basis, our directors, nominees for director and executive officers of the requirement for presenting possible related party transactions to the Law Department for review and (2) reviewing questionnaires completed by directors, nominees for director and executive officers designed to elicit information about possible related person transactions.

Certain Relationships and Related Transactions

There are no reportable transactions pursuant to this requirement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.  Officers, directors and greater-than-10-percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

Due to an administrative error, Forms 4 for reporting exempt transactions by Messrs. Cowart, Hamermesh, Robert Khoury, Chadwell, Schofield and Wegner with respect to quarterly allocations of deferred shares under the Directors Plan from 2001 to 2006 were filed after the relevant due dates.  To the Company’s knowledge, during 2007 and 2008, all other Section 16(a) filing requirements applicable to its officers, directors and greater-than-10-percent beneficial owners were complied with.  In making the above statements, the Company has relied on the written representations of its directors and officers and a review of the copies of the Section 16(a) reports that have been filed with the Securities and Exchange Commission.

 PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP as independent registered public accounting firm to audit the consolidated financial statements for the year ending December 31, 2009 and presents this appointment to the stockholders for ratification.

Although stockholder approval of this appointment is not required, the Audit Committee and the Board of Directors believe that submitting the appointment to the stockholders for ratification is a matter of good corporate governance.  If the stockholders do not ratify the appointment, the Audit Committee will review its future selection of independent registered public accounting firm, but still may retain them.  Even if the appointment is ratified, the Audit Committee, at its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Deloitte & Touche LLP acted as our independent registered public accounting firm for the 2008 fiscal year.  In addition to its audit of our consolidated financial statements, Deloitte & Touche LLP also audited the financial statements of our Employee Stock Purchase Plan and performed certain non-audit services.

Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to questions.

For information concerning the appointment of Deloitte & Touche LLP, see Report of the Audit Committee of the Board of Directors on page 9.  For information concerning fees paid to Deloitte & Touche LLP, see Principal Accountant Fees and Services on page 46.

The affirmative vote of a majority of the votes present, in person or by proxy and properly cast at the meeting, is required to ratify the appointment of the independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF DELOITTE & TOUCHE LLP.

PROPOSAL NO. 3
APPROVAL OF AN AMENDMENT OF THE
BE AEROSPACE, INC. 2005 LONG-TERM INCENTIVE PLAN

The Board of Directors has unanimously approved, subject to stockholder approval, the following amendments to the Company’s 2005 Long-Term Incentive Plan, as amended and restated (the “2005 Plan”):

•	An increase in the number of shares of common stock available for awards under the 2005 Plan from 3,000,000 to 7,500,000;

•
An increase in the number of shares of common stock that may be subject to restricted stock, restricted stock units and other awards payable in shares of common stock under the 2005 Plan from 3,000,000 to 7,500,000 shares;

•	An increase in the individual annual award limit with respect to options and stock appreciation rights payable in shares of common stock under the 2005 Plan from 100,000 to 250,000: and

•
An increase in the individual annual award limit with respect to restricted stock, restricted stock units and other awards payable in shares of common stock under the 2005 Plan from 500,000 to 750,000 shares.

The 2005 Plan, which was originally approved by the Company’s stockholders in July 2005 and amended in 2006, was established for two reasons.  First, the 2005 Plan promotes the long-term success of the Company by providing eligible individuals with the opportunities to obtain a proprietary interest in the Company through the grant of equity-based awards.  These awards will provide participants with incentives to contribute to the Company’s long-term growth and profitability.  Second, the 2005 Plan will assist the Company in attracting, retaining and motivating highly qualified individuals who are in a position to make significant contributions to the Company.  In 2008, the Company granted equity awards to approximately 300 employees representing approximately 4% of our workforce.  Of the 2,674,384 shares underlying equity awards granted in 2008, less than 30% were granted to our named executive officers.

The Board of Directors believes that the proposed amendments are essential to the Company’s continued success and are vital to its ability to attract and retain highly skilled employees.  The Board of Directors believes that the proposed amendments will provide the Company with flexibility to adopt equity compensation practices to reflect changes in the Company’s business conditions, the regulatory environment and the markets for labor in which the Company competes.  The use of equity as part of the Company’s compensation program is critical to the historical and continued success of the Company.  Our equity awards foster an ownership culture among employees by aligning the financial interests of employees with those of our shareholders.  Equity awards also help motivate employees to perform at peak levels because the value of these awards is linked to the Company’s long-term performance.

The terms of our equity awards are also designed to protect stockholder interests.  The Compensation Committee determines the vesting and cancellation provisions for annual equity awards.  The awards generally vest in four equal annual installments commencing on the first anniversary of the date of grant with accelerated vesting upon a change of control of the Company.  In general, if an employee is terminated for any reason other than due to death or disability, the unvested portion of the employee’s equity award will be cancelled.  In addition, commencing in 2008, vesting of a portion of the equity awards granted to certain employees was also tied to the attainment of specified annual EBITDA (as defined) targets.

The proposed amendments to the 2005 Plan reflect the environment in which the Company operates.  Due to the decline in our stock price as a result of the depressed market, the Company does not have a sufficient number of shares available under the 2005 Plan to maintain the historical equity compensation grant practices.  Since 2007, the Company has utilized restricted stock as its primary form of equity compensation award.  In 2008, the Company granted restricted stock units, or RSUs, to certain employees who are not our named executive officers.  The RSUs will settle in Company common stock or, if there are an insufficient number of shares available under the 2005 Plan on the applicable settlement date, in cash.  If the proposed amendments are not approved, the RSUs will likely need to be settled in cash.  In addition, if the proposed amendments are not approved, the Company will, in the future, be compelled to either (i) grant cash-settled RSUs or other cash-settled awards or (ii) increase the cash component of incentive compensation, thus reducing the alignment of employee and stockholder interests and losing a critical recruiting, retention and motivation tool.  For accounting purposes, cash-settled awards are recorded as liabilities prior to their settlement, whereas stock-settled awards are recorded as additional paid-in-capital.  Assuming we receive shareholder approval for this proposal, and assuming the restricted stock holders consent to do so, we intend to amend the RSUs to provide that they may only be settled in shares of common stock.

The Board of Directors believes that the proposed amendments to the 2005 Plan are in the best interests of our stockholders and supports this proposal.  The affirmative vote of a majority of the votes present, in person or by proxy and properly cast at the Meeting, is required to approve the amendments to the 2005 Plan. On April 15, 2009 the closing market price of the common stock on the NASDAQ National Market was $11.11.

The following is a summary of the principal provisions of the 2005 Plan, but is not intended to be a complete description of all its terms and provisions.  This description is qualified by reference to the plan document, a copy of which is attached to this proxy statement as Annex A.

Administration. The 2005 Plan is administered by the Compensation Committee.  The Compensation Committee has the full authority to construe and interpret the 2005 Plan, including the authority to determine who will be granted awards, the terms and conditions of awards and the number of shares subject to an award.  To the extent permitted by applicable laws, rules and regulations, the Compensation Committee may delegate its authority under the 2005 Plan to subcommittees or individuals, including the Company’s officers.

Eligibility.  Awards under the 2005 Plan may be granted to officers, employees, directors, consultants, advisors and independent contractors of the Company or any of its subsidiaries or joint ventures, partnerships or business organizations in which the Company or its subsidiaries have an equity interest.

Number of Shares of Common Stock Available for Issuance. Currently, the maximum aggregate number of shares of common stock that may be issued under the 2005 Plan is 3,000,000 plus any shares of common stock that are available, or that become available, for issuance under the Company’s prior plans upon cancellation or expiration of outstanding awards (as of April 15, 2009 there were no shares available for grant under the 2005 Plan).  If this Proposal No. 3 is approved, the 3,000,000 figure referred to above will be increased to 7,500,000. Shares of common stock covered by awards granted under the 2005 Plan that are canceled or otherwise expire without having been exercised or settled generally will become available for issuance pursuant to a new award.  In addition, if an award is settled through the payment of cash or other non-stock consideration, the shares of common stock subject to the award will become available for issuance pursuant to a new award.  Shares of common stock issued pursuant to the 2005 Plan may be authorized but unissued shares, issued shares that have been reacquired by the Company and that are being held in treasury, or any combination thereof.  All of the shares available for issuance may be issued pursuant to incentive stock options.

Special Limits on Awards. If this Proposal No. 3 is approved, the 2005 Plan will contain the following limitations with respect to awards granted thereunder:

•
 The maximum aggregate number of shares of common stock that may be issued pursuant to restricted stock, restricted stock units and other awards payable in shares of common stock is 7,500,000 shares (currently 3,000,000 shares);

•
The maximum number of shares of common stock that may be issued pursuant to stock options and stock appreciation rights granted to an eligible individual in any calendar year will be 250,000 shares (currently 100,000 shares);

•
The maximum number of shares of common stock that may be issued pursuant to RSUs, restricted stock, or other awards that may be awarded to any eligible individual in any calendar year is 750,000 shares measured as of the date of grant (currently 500,000 shares); and

•
The maximum dollar value of awards (other than stock options or stock appreciation rights) that may be granted to any eligible individual in any calendar year is $12,500,000 measured as of the date of grant.

These maximum individual limits are required to satisfy the “performance-based compensation” requirements under Section 162(m) of the Internal Revenue Code.

Awards Under the 2005 Plan

Generally. The 2005 Plan authorizes the following awards: stock options, stock appreciation rights, restricted stock, restricted stock units and other forms of equity-based or equity-related awards that the Compensation Committee determines to be consistent with the purposes of the 2005 Plan and the best interests of the Company.  The Compensation Committee has the authority to determine the terms and conditions of the awards at the time of grant, including vesting, exercisability, payment and the effect, if any, that a participant’s termination of service will have on an award.  The Compensation Committee may also determine whether any award is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Internal Revenue Code.

Stock Options. Stock options may be either nonqualified stock options or incentive stock options (within the meaning of Section 422 of the Internal Revenue Code). The exercise price of all stock options generally may not be less than 100% of the fair market value of a share of common stock on the date of grant. Options will have a term approved by the Compensation Committee which cannot exceed ten years.  Subject to the provisions of the related award document, the exercise price of a stock option may be paid (i) in cash; (ii) in shares of common stock already owned by the participant; (iii) in a combination of cash and shares; (iv) through net share settlement; or (v) through a “cashless exercise” procedure authorized by the Compensation Committee.

Stock Appreciation Rights. A stock appreciation right generally entitles a participant to receive, upon satisfaction of certain conditions, an amount equal to the excess, if any, of the fair market value on the date of exercise of the number of shares of common stock for which the stock appreciation right is exercised over the exercise price for such stock appreciation right. The exercise price of a stock appreciation right generally may not be less than 100% of the fair market value of a share of common stock on the date of grant. At the discretion of the Compensation Committee, payments to a participant upon exercise of a stock appreciation right may be made in cash or shares of common stock or a combination of cash and shares.  The Compensation Committee may grant stock appreciation rights alone or in tandem with stock options.

Restricted Stock. An award of restricted stock generally consists of one or more shares of common stock granted or sold to a participant, subject to the terms and conditions established by the Compensation Committee.  Restricted stock may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which it may be canceled.

Restricted Stock Units. A RSU generally represents the right of a participant to receive one or more shares of common stock, subject to the terms, conditions and restrictions established by the Compensation Committee.  The restricted stock units will be paid in shares of common stock, cash or a combination of cash and shares, with an aggregate value equal to the fair market value of the shares of common stock at the time of payment.

Other Equity Awards. The Compensation Committee has the authority to specify the terms and provisions of other forms of equity-based or equity-related awards not described above that it determines to be consistent with the purposes of the 2005 Plan and the interests of the Company.  These awards may provide for cash payments based in whole or in part on the value (or future value) of shares of common stock, for the acquisition (or future acquisitions) of shares of common stock, or for any combination thereof.

Performance-Based Awards.  The Compensation Committee may determine whether any award is a “performance-based” award for purposes of Section 162(m) of the Internal Revenue Code.  Any such award designated to be “performance-based compensation” will be conditioned on the achievement of one or more specified performance goals established by the Compensation Committee at the date of grant.  The performance goals will be comprised of specified levels of one or more of the following performance criteria, as the Compensation Committee deems appropriate: net income, net revenue, operating cash flow, operating margin, operating revenue, revenue growth rates, pretax income, pretax operating income, operating or gross margin, growth rates, operating income growth, return on assets, total stockholder return, share price, return on equity, operating earnings, diluted earnings per share or earnings per share growth, or any combination thereof. The performance goals may be described in terms of objectives that are related to the individual participant or objectives that are Company-wide or related to a subsidiary, operating division or business unit. Performance goals may be measured on an absolute or cumulative basis or on the basis of a percentage of improvement over time. Further, performance goals may be measured in terms of Company performance (or performance of the applicable subsidiary, operating division or business unit), or measured relative to selected peer companies or a market index.

The applicable performance goals will be established by the Compensation Committee within 90 days following the commencement of the applicable performance period (or such earlier or later date as permitted or required by Section 162(m)).  Each participant will be assigned a target number of shares or cash value payable if the target performance goals are achieved. The Compensation Committee will certify the attainment of the performance goals as of the end of the applicable performance period.  The Compensation Committee may determine, at the time of the award grant, that if performance exceeds a participant’s target, the award may be settled with a payment greater than the target award, but in no event may such payment exceed the Special Limits specified above.  The Compensation Committee retains the right to reduce any award notwithstanding the attainment of the performance targets.

Change in Control. Upon a change in control of the Company (as defined in the 2005 Plan), the Board of Directors or the Compensation Committee may (i) provide for the automatic vesting and immediate exercisability of all outstanding awards; (ii) provide for the assumption of, or substitution for, the outstanding awards by the surviving corporation resulting from the change in control; (iii) permit or require participants to surrender outstanding options in exchange for a cash payment equal to the difference between the highest price paid in the change in control and the exercise price; or (iv) make such other adjustments to the outstanding awards as the Board of Directors or the Compensation Committee deems appropriate to reflect such change in control.

Deferrals. Subject to applicable laws, the Compensation Committee may, in its sole discretion, permit participants to defer payment or settlement of an award to a date selected by the participant.

Repricing of Options and Stock Appreciation Rights. The 2005 Plan prohibits the direct or indirect repricing of options and stock appreciation rights.

Adjustment; Changes in Capitalization.  In the event of a stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, liquidation, merger or other corporate event affecting the common stock, the aggregate number of shares of common stock available for issuance under the 2005 Plan, the various limits, and the number of shares subject to, and the exercise price of, outstanding awards may be proportionately adjusted in the sole discretion of the Compensation Committee.

Transferability. Awards granted under the 2005 Plan are not transferable except by will, the laws of descent and distribution or pursuant to a domestic relations order; however, the Compensation Committee may, subject to the terms it specifies in its discretion, permit the transfer of an award (i) to the award-holder’s family members; (ii) to one or more trusts established in whole or in part for the benefit of such family members; (iii) to one or more entities that are owned in whole or in part by such family members; or (iv) to any other individual or entity permitted by law.

Amendment and Termination. Subject to applicable laws, the Board of Directors may amend the 2005 Plan in any manner that does not require stockholder approval or adversely affect the rights of participants under the 2005 Plan. The Board of Directors will have broad authority to amend the 2005 Plan or an award made thereunder without the consent of a participant to the extent that it deems necessary or desirable to comply with, or take into account changes in, or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules and regulations or to take into account unusual or nonrecurring events or market conditions, to take into account significant acquisitions or dispositions of assets or other property by the Company or to avoid adverse or unintended tax consequences under Section 409A of the Internal Revenue Code.

Term of the 2005 Plan. The 2005 Plan will remain in effect until the tenth anniversary of the date on which it was originally approved by the stockholders of the Company (e.g., July 2015), unless earlier terminated by the Board of Directors.

New Plan Benefits. Because awards under the 2005 Plan are determined by the Compensation Committee in its sole discretion each year, the Company cannot determine the benefits or amounts that will be received or allocated in the future under the 2005 Plan. In 2008, we granted an aggregate of 2,674,384 RSU and and restricted stock awards to approximately 300 employees (4% of our workforce) including each of our named executive officers.

U.S. Federal Income Tax Consequences

Nonqualified Stock Options and Stock Appreciation Rights. A participant will not recognize taxable income upon the grant of a nonqualified stock option or stock appreciation right. Upon exercise, the participant will recognize ordinary income equal to the amount the fair market value of the shares on the exercise date exceeds the exercise or grant price. Upon a subsequent sale of the acquired shares of common stock, any additional gain or loss will be capital gain or loss, long-term if the shares have been held for more than one year.

Incentive Stock Options. A participant will not recognize taxable income when an incentive stock option is granted or exercised. However, the excess of the fair market value of the covered shares over the exercise price on the date of exercise is an item of tax preference for alternative minimum tax purposes. If the participant exercises the option and holds the acquired shares for more than two years following the date of  grant and more than one year after the date of exercise, the difference between the sale price and exercise price will be taxed as long-term capital gain or loss. If the participant sells the acquired shares of  common stock before the end of the two-year and one-year holding periods, he or she generally will recognize ordinary income at the time of sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option. Any additional gain will be capital gain, long-term if the shares have been held for more than one year.

Restricted Stock, Restricted Stock Units. A participant will not recognize taxable income upon the grant of restricted stock or RSUs. Instead, the participant will recognize ordinary income at the time of vesting equal to the fair market value of the shares (or cash) received minus any amounts the participant paid. Any subsequent gain or loss will be capital gain or loss, long-term if the shares have been held for more than one year. For restricted stock only, the participant may instead elect to be taxed at the time of grant. If the participant makes such an election, the one-year long-term capital gains holding period begins on the date of grant.

Tax Effect for the Company. The Company generally will receive a deduction for any ordinary income recognized by a participant with respect to an award. However, special rules limit the deductibility of compensation paid to named executive officers.  Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to named executive officers may not be deductible to the extent it exceeds $1,000,000. However, the Company may preserve the deductibility of compensation over $1,000,000 if certain conditions are met. These conditions include stockholder approval of the 2005 Plan, setting limits on the number of shares that may be issued pursuant to awards, and, for awards other than options and stock appreciation rights, establishing performance criteria that must be met before the award will be paid or vest. As described above, the 2005 Plan has been designed to permit the Compensation Committee to grant awards that qualify as “performance-based compensation” for purposes of Section 162(m).

The foregoing is not to be considered tax advice to any person who may be a participant, and any such persons are advised to consult their own tax counsel. The foregoing is intended to be a general discussion and does not cover all aspects of an individual’s unique tax situation, such as the tax consequences of deferred compensation or state and local taxes.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AMENDMENT OF THE 2005 PLAN DESCRIBED ABOVE AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THIS PROPOSAL.

The affirmative vote of a majority of the votes present, in person or by proxy, and properly cast at the meeting is required to approve the amendment of the 2005 Plan.

Equity Compensation Plan Information

The Company maintains the following equity compensation plans under which the Company’s common stock is authorized for issuance to employees and directors in exchange for services: 2005 Long-Term Incentive Plan, Amended and Restated 1989 Stock Option Plan, 1991 Directors’ Stock Option Plan, United Kingdom 1992 Employee Share Option Scheme, 1996 Stock Option Plan, 2001 Stock Option Plan, 2001 Directors’ Stock Option Plan, 1994 Employee Stock Purchase Plan and Non-Employee Directors Deferred Stock Plan. The United Kingdom 1992 Employee Share Option Scheme and the 1996 Stock Option Plan have not been approved by the Company’s stockholders; the other plans have received the approval of the Company’s stockholders. Since April 12, 2006, the 2005 Long-Term Incentive Plan is the only plan that is available for the issuance of future equity awards.

The following table provides aggregate information regarding the shares of common stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s equity compensation plans as of December 31, 2008:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	(c) Number of Securities Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)(2)
Equity Compensation Plans approved by security holders(3):	28,250	$10.42	24,933
Equity Compensation Plans not approved by security holders(4):	155,257	7.56	--
Total	183,507	8.00	24,933

(1)	As of December 31, 2008, the weighted average remaining contractual life of all oustanding stock options was 4.6 years .

(2)	Numbers in this column also include rights granted pursuant to the 1994 Employee Stock Purchase Plan and rights under the Non-Employee Directors Deferred Stock Plan.

(3)
Awards were granted pursuant to the following plans: the 2005 Long-Term Incentive Plan, the Amended and Restated 1989 Stock Option Plan, the 1991 Directors’ Stock Option Plan, the 2001 Stock Option Plan and the 2001 Directors’ Stock Option Plan.  The Company will not make any further awards under the 2001 Stock Option Plan, the 2001 Directors’ Stock Option Plan, the Amended and Restated 1989 Stock Option Plan or the 1991 Directors’ Stock Option Plan.

(4)	Options were granted pursuant to the following plans: United Kingdom 1992 Employee Share Option Scheme and the 1996 Stock Option Plan. The Company will not make any further awards under these plans.

Non-Stockholder Approved Plans. The material terms of the Company’s non-stockholder approved equity compensation plans are summarized below.

United Kingdom 1992 Employee Share Option Scheme. The Board of Directors adopted the United Kingdom 1992 Employee Share Option Scheme on July 15, 1992. The UK plan is a United Kingdom Inland Revenue approved plan that provides for the grant of share options to key employees of the Company and its subsidiaries in the United Kingdom.

The exercise price of the share options granted under the UK plan were determined by the Board of Directors and are equal to 100% of the fair market value of the Company’s common stock on the date of grant. Unless otherwise determined by the Board of Directors, share options vest as to 25% of the underlying shares on the date of grant and on each of the first, second and third anniversaries of the date of grant and expire on the tenth anniversary of the date of grant. Upon an optionee’s termination of employment with the Company or its subsidiaries for any reason other than death, sick leave, or an approved leave of absence, share options will lapse immediately. In addition, upon a change of control of the Company, share options will generally either (i) vest in full and remain exercisable for a period of fourteen days or (ii) be canceled and replaced with an option to purchase shares of the acquiring corporation with substantially the same terms. No further option grants will be made under the UK plan.

1996 Stock Option Plan. The Board of Directors adopted the 1996 Stock Option Plan on August 16, 1996. The plan provides for the grant of nonstatutory stock options to employees, consultants and advisers of the Company and its subsidiaries other than directors and executive officers. No further option grants will be made under the plan.

The exercise price of the options is determined by the Board of Directors but will not be less than 100% of the fair market value of the Company’s common stock on the date of grant. Unless otherwise determined by the Board of Directors, options vest as to 25% of the underlying shares on the date of grant and on each of the first, second and third anniversaries of the date of grant and expire on the tenth anniversary of the date of grant.

Upon an optionee’s termination of employment for any reason other than death or for cause, vested options will generally remain exercisable for three months and unvested options will be immediately forfeited. However, if the optionee has been an employee of the Company for at least 10 years at the time of termination, vested options will generally remain exercisable until the original expiration date. In addition, upon a change of control of the Company either (i) all outstanding options will become immediately exercisable at least 20 days prior to the change of control and will terminate upon the effective date of the change of control or (ii) the Board of Directors will provide for the assumption or replacement of the outstanding options by the surviving corporation resulting from the change of control. No further option grants may be made under the plan.

PROPOSAL NO. 4

CONSIDERATION OF THE STOCKHOLDER PROPOSAL
MACBRIDE PRINCIPLES

The following resolution (referred to as the “MacBride Principles”) is submitted by Patrick Doherty, New York City Office of the Comptroller, 1 Centre Street, New York, New York 10007 (or the “Office of the Comptroller”), on behalf of the New York City Employees’ Retirement System, the New York City Teachers’ Retirement System, the New York City Police Pension Fund, and the New York City Fire Department Pension Fund, and custodian of the New York City Board of Education Retirement System.  The proposal has been co-sponsored by the Minnesota State Board of Investment.

Letters from BNY Mellon Asset Servicing dated January 22, 2009, indicate that these funds own an aggregate of 265,378 shares of the common stock of the Company (less than 1%).

These parties have requested that the Company offer the following resolution with the accompanying supporting statement for stockholders to consider at the meeting:

Resolution

WHEREAS, BE Aerospace, Inc. has a subsidiary in Northern Ireland;

WHEREAS, the securing of a lasting peace in Northern Ireland encourages us to promote means for establishing justice and equality;

WHEREAS, employment discrimination in Northern Ireland was cited by the International Commission of Jurists as being one of the major causes of sectarian strife;

WHEREAS, Dr. Sean MacBride, founder of Amnesty International and Nobel Peace laureate, has proposed several equal opportunity employment principles to serve as guidelines for corporations in Northern Ireland. These include:

1. Increasing the representation of individuals from underrepresented religious groups in the workforce, including managerial, supervisory, administrative, clerical and technical jobs.

2. Adequate security for the protection of minority employees both at the workplace and while traveling to and from work.

3. The banning of provocative religious or political emblems from the workplace.

4. All job openings should be publicly advertised and special recruitment efforts should be made to attract applicants from underrepresented religious groups.

5. Layoff, recall, and termination procedures should not, in practice, favor particular religious groupings.

6. The abolition of job reservations, apprenticeship restrictions, and differential employment criteria, which discriminate on the basis of religion or ethnic origin.

7. The development of training programs that will prepare substantial numbers of current minority employees for skilled jobs, including the expansion of existing programs and the creation of new programs to train, upgrade, and improve the skills of minority employees.

8. The establishment of procedures to assess, identify and actively recruit minority employees with potential for further advancement.

9. The appointment of a senior management staff member to oversee the Company’s affirmative action efforts and the setting up of timetables to carry out affirmative action principles.

RESOLVED: Shareholders request the Board of Directors to:

Make all possible lawful efforts to implement and/or increase activity on each of the nine MacBride Principles.

Supporting Statement

We believe that our Company benefits by hiring from the widest available talent pool. An employee’s ability to do the job should be the primary consideration in hiring and promotion decisions.

Implementation of the MacBride Principles by BE Aerospace, Inc. will demonstrate its concern for human rights and equality of opportunity in its international operations.

Please vote your proxy FOR these concerns.

Board of Directors Recommendation

This represents the tenth time that a virtually identical proposal has been submitted by these or a subset of these stockholders for consideration at the Company’s Annual Meetings of Stockholders. The proposal was submitted in 1996, 1998, 1999, 2000, 2001, 2002, 2006, 2007 and 2008, and each time was soundly defeated. In 2008, it received the affirmative vote of only approximately 13.4% of the shares voted on the proposal, and only approximately 9.5% of all outstanding shares. The proposal was submitted for the 2003 Annual Meeting of Stockholders, but the Company informed the stockholder that, under the rules of the Securities and Exchange Commission, due to the low vote the proposal received in 2002, the Company was not required to resubmit this proposal for three years, and the stockholder withdrew the proposal. A similar proposal was submitted for consideration at the Company’s Annual Meeting of Stockholders by the Minnesota State Board of Investment, which has indicated its intention to co-sponsor this proposal.

The Company has requested that the stockholders withdraw this proposal in light of its past lack of support, and because it causes an unnecessary diversion of management’s attention and the Company’s resources, but the stockholders refused to do so.

To avoid further waste of corporate assets and diversion of management’s attention from the Company’s business, management is submitting this proposal to the Company’s stockholders, rather than seeking to omit this proposal from the proxy.

The Board of Directors believes that adoption of this proposal is not in the best interests of stockholders and unanimously recommends that stockholders vote against it. The Company already has taken the steps necessary to provide equal employment opportunity in Northern Ireland, regardless of religious affiliation. The Company adheres to both the letter and the spirit of the Fair Employment (Northern Ireland) Act of 1989 as well as the “Code of Practice” promulgated by the Fair Employment (Northern Ireland) Act of 1989. The Company is also registered with the Fair Employment Commission.

The Company’s policy and practice worldwide is to provide equal opportunity employment in all locations without regard to race, color, religious belief, gender, age, national origin, citizenship status, marital status, sexual orientation or disability. Northern Ireland is no exception. Through its established equal employment opportunity program, the Northern Ireland operation substantively complies with the practices outlined in the MacBride Principles. The Company is an equal opportunity employer in all job advertisements, and hiring procedures are based on the experience and qualifications needed to satisfy individual job requirements. Equal opportunity is observed for all employees in training, advancement, layoff and recall procedures. The display of potentially offensive or intimidating religious emblems at the Company’s facilities is not permitted. The Company provides security for all employees at work.

The Company believes the adoption and implementation of the MacBride Principles is unnecessary and burdensome, and, as a result, not in the best interests of the Company or its employees in Northern Ireland.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE AGAINST THIS PROPOSAL.

The affirmative vote of a majority of the votes present, in person or by proxy, and properly cast at the meeting (at which a quorum is present) is required to approve the Proposal.

AUDIT MATTERS

Deloitte & Touche LLP has audited the financial statements of the Company for the fiscal year ended December 31, 2008.

A representative of Deloitte & Touche LLP is expected to be present at the meeting and will be afforded the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from stockholders.

When considering Deloitte & Touche LLP’s independence, the Audit Committee of the Company’s Board of Directors considered whether its provision of services to the Company beyond those rendered in connection with its audit and review of the Company’s consolidated financial statements was compatible with maintaining its independence and has determined that such services do not interfere with that firm’s independence in the conduct of its auditing function. The Audit Committee of the Company’s Board of Directors also reviewed, among other things, the amount of fees paid to Deloitte & Touche LLP for audit and non-audit services.

Principal Accountant Fees and Services

The following table sets forth by category of service the total fees for services performed by Deloitte & Touche LLP during the fiscal years ended December 31, 2008 and December 31, 2007.

	2008	2007
Audit Fees	$3,215,524	$2,802,445
Audit-Related Fees	14,350	13,500
Tax Fees	761,141	1,285,636
Total	$3,991,015	$4,101,581

Audit Fees

Audit fees in 2008 and 2007 consist of aggregate fees, including expenses, billed by Deloitte & Touche LLP in connection with the annual audit and the audit of internal controls over financial reporting (Sarbanes-Oxley Act Section 404), the reviews of the Company’s quarterly reports on Form 10-Q, statutory audits required for the Company’s subsidiaries and services provided in connection with filing registration statements with the Securities and Exchange Commission. Audit fees in 2008 and 2007 also include $2,408 and $3,577, respectively, of fees related to work to support the Company’s grant application in Ireland and due diligence services in connection with an acquisition.

Audit-Related Fees

Audit-related fees in 2008 and 2007 consist of the aggregate fees, including expenses, billed by Deloitte & Touche LLP in connection with the Employee Stock Purchase Plan audit.

Tax Fees

Tax fees in 2008 and 2007 consist of the aggregate fees, including expenses, billed by Deloitte & Touche LLP in connection with services for tax compliance, tax planning, tax advice and tax audit assistance.

Pre-Approval Policies and Procedures

The Audit Committee approves all audit, audit-related services, tax services and other services provided by Deloitte & Touche LLP.  Any services provided by Deloitte & Touche LLP that are not specifically included within the scope of the audit must be pre-approved by the Audit Committee in advance of any engagement. Under the Sarbanes Oxley Act of 2002, Audit Committees are permitted to approve certain fees for audit-related services, tax services and other services pursuant to a de minimis exception prior to the completion of an audit engagement.  In 2008, none of the fees paid to Deloitte & Touche LLP were approved pursuant to the de minimis exception.

In making its recommendation to appoint Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009, the Audit Committee has considered whether the services provided by Deloitte & Touche LLP are compatible with maintaining the independence of Deloitte & Touche LLP and has determined that such services do not interfere with that firm’s independence in the conduct of its auditing function.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders to be held in 2010 pursuant to Rule 14a-8 under the Exchange Act must be received by the Secretary of the Company at its executive offices no later than February 15, 2010 to be considered for inclusion in the Company’s proxy materials for that meeting.  In accordance with Section 2.11 of the Company’s By-laws, for notice of a stockholder proposal to be considered timely, but not included in the proxy materials, a stockholder’s proposal must be delivered to, or mailed and received by, the Secretary of the Company no later than June 10, 2010.

OTHER MATTERS

The Board of Directors is not aware of any matters that will be brought before the meeting other than as described in this Proxy Statement. However, if any matters properly come before the meeting that are not specifically set forth on the proxy card and in this Proxy Statement, the persons designated as proxies will have authority to vote thereon in accordance with their best judgment.

FORM 10-K

A copy of the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission is available without charge by writing to:

BE Aerospace, Inc.
1400 Corporate Center Way
Wellington, Florida 33414
Attention: Investor Relations

Important notice regarding the availability of Proxy Materials for the Annual Meeting of Stockholders to be held on July 30, 2009.  Our proxy statement and our annual report on Form 10-K are available on our website at www.beaerospace.com.

Annex A

BE AEROSPACE, INC. 2005 LONG-TERM INCENTIVE PLAN
(Amended and Restated as of                     , 2009)

1.           Purposes of the Plan

The purposes of the Plan are to (a) promote the long-term success of the Company and its Subsidiaries and to increase stockholder value by providing Eligible Individuals with incentives to contribute to the long-term growth and profitability of the Company by offering them an opportunity to obtain a proprietary interest in the Company through the grant of equity-based awards and (b) assist the Company in attracting, retaining and motivating highly qualified individuals who are in a position to make significant contributions to the Company and its Subsidiaries.

The Plan is intended to replace the Prior Plans (as the term is defined below) and upon the Effective Date, no further options shall be granted under the Prior Plans.

2.           Definitions and Rules of Construction

(a)           Definitions.  For purposes of the Plan, the following capitalized words shall have the meanings set forth below:

“Award” means an Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right or Other Award granted by the Committee pursuant to the terms of the Plan.

“Award Document” means an agreement, certificate or other type or form of document or documentation approved by the Committee that sets forth the terms and conditions of an Award.  An Award Document may be in written, electronic or other media, may be limited to a notation on the books and records of the Company and, unless the Committee requires otherwise, need not be signed by a representative of the Company or a Participant.

“Board” means the Board of Directors of the Company, as constituted from time to time.

“Change in Control” has the meaning assigned to it for purposes of the employment agreement or consulting agreement, as the case may be, applicable to the Participant.  If there is no employment or consulting agreement or if the employment agreement or consulting agreement contains no such term, “Change in Control” means:

(i)
The consummation of a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the stockholders of the Company immediately prior to the reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then

Annex A

(ii)	outstanding voting securities, in substantially the same proportions as their ownership immediately prior to the reorganization, merger, consolidation or other transaction; or

(iii)	The consummation of a liquidation or dissolution of the Company; or

(iv)	The sale of all or substantially all of the assets of the Company; or

(v)
Individuals who, as of the Effective Date of this Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

(vi)
The acquisition (other than from the Company) by any person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13-d promulgated under the Exchange Act of more than 25% of either the then outstanding Shares of the Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a “Controlling Interest”) excluding, for this purpose, any acquisitions by (A) the Company or any of its Subsidiaries or joint ventures, partnerships or business organizations in which the Company or its Subsidiaries have an equity interest, (B) any person, entity or “group” that as of the Effective Date owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) or a Controlling Interest or (C) any employee benefit plan of the Company or any of its Subsidiaries or joint ventures, partnerships or business organizations in which the Company or its Subsidiaries have an equity interest.

Notwithstanding the foregoing, with respect to an Award that is subject to Section 409A of the Code, the payment or settlement of which will accelerate upon a Change in Control, no event set forth in an agreement applicable to a Participant or clauses (i), (ii) or (iii) will constitute a Change in Control for purposes of the Plan and any Award Document unless the event also constitutes a “change in ownership,” “change in effective control,” or “change in the ownership of a substantial portion of the Company’s assets” as defined under Section 409A of the Code.

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“Code” means the Internal Revenue Code of 1986, as amended, and the applicable guidance, rulings and regulations promulgated thereunder.

“Committee” means the Stock Option and Compensation Committee of the Board, any successor committee thereto or any other committee appointed from time to time by the Board to administer the Plan.  The Committee shall serve at the pleasure of the Board and shall meet the requirements of Section 162(m) of the Code and Section 16(b) of the Exchange Act; provided, however, that if any Committee member is found not to have the qualification requirements of Section 162(m) and/or Section 16(b), any actions taken or Awards granted shall not be invalidated by this failure to so qualify; and provided, further, that the Board may perform any duties delegated to the Committee and in these instances, any reference to the Board shall be deemed a reference to the Committee.

“Common Stock” means the common stock of the Company, par value $0.01 per Share, or such other class of Share or other securities as may be applicable under Section 12(b) of the Plan.

“Company” means BE Aerospace, Inc, a Delaware corporation, or any successor to all or substantially all of its business that adopts the Plan.

“Effective Date” means the date on which the Plan is first approved by the stockholders of the Company.

“Eligible Individuals” means the individuals described in Section 4(a) of the Plan who are eligible for Awards under the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” means, with respect to a share of Common Stock, the fair market value of the Share as of the relevant date of determination, as determined in accordance with the valuation methodology approved by the Committee.  In the absence of any alternative valuation methodology approved by the Committee, the Fair Market Value of a Share of Common Stock shall equal the closing selling price of a Share of Common Stock on the trading day immediately preceding the date on which the valuation is made as reported on the composite tape for securities listed on the Nasdaq National Market (“Nasdaq”), or such other national securities exchange as may be designated by the Committee, or, in the event that the Common Stock is not listed for trading on a national securities exchange but is quoted on an automated system, on such automated system, in any such case on the valuation date (or, if there were no sales on such automated system on the valuation date, the average of the highest and lowest quoted selling prices as reported on said composite tape or automated system for the most recent day during which a sale occurred).

“Incentive Stock Option” means an Option that is intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

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“Nonqualified Stock Option” means an Option that is not intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

“Option” means an Incentive Stock Option or Nonqualified Stock Option granted pursuant to Section 7 of the Plan.

“Other Award” means any form of Award other than an Option, Restricted Stock, Restricted Stock Unit or Stock Appreciation Right granted pursuant to Section 10 of the Plan.

“Participant” means an Eligible Individual who has been granted an Award under the Plan.

“Performance Period” means the period established by the Committee and set forth in the applicable Award Document over which Performance Targets are measured.

“Performance Target” means the performance measures established by the Committee from among the performance criteria provided in Section 6(h) and set forth in the applicable Award Document.

“Plan” means the BE Aerospace, Inc. 2005 Long-Term Incentive Plan, as may be amended or restated from time to time.

“Plan Limit” means the maximum aggregate number of Shares that may be issued for all purposes under the Plan as set forth in Section 5(a) of the Plan.

“Prior Plans” means, collectively, the BE Aerospace, Inc. 2001 Stock Option Plan, the BE Aerospace, Inc. 2001 Director’s Stock Option Plan, the 1996 Stock Option Plan, the United Kingdom 1992 Employee Share Option Scheme and the BE Aerospace’s Amended and Restated 1989 Stock Option Plan.

“Restricted Stock” means Shares granted or sold to a Participant pursuant to Section 8 of the Plan.

“Restricted Stock Unit” means a right to receive a Share (or cash, if applicable) in the future granted pursuant to Section 8 of the Plan.

“Section 162(m) Award” means an Award that is intended to be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

“Shares” means shares of Common Stock.

“Stock Appreciation Right” means a right to receive all or some portion of the appreciation on Shares granted pursuant to Section 9 of the Plan.

“Subsidiary” means (i) a domestic or foreign corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of the corporation’s board of directors or analogous governing body, or (ii) any other domestic or foreign corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan.  For purposes of determining eligibility for the grant of Incentive Stock Options under the Plan, the term “Subsidiary” shall be defined in the manner required by Section 424(f) of the Code.

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“Target Number” means the target number of Shares or cash value established by the Committee and set forth in the applicable Award Document.

(b)           Rules of Construction.  The masculine pronoun shall be deemed to include the feminine pronoun, and the singular form of a word shall be deemed to include the plural form, unless the context requires otherwise.  Unless the text indicates otherwise, references to sections are to sections of the Plan.

3.           Administration

(a)           Committee.  The Plan shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof, to:

(i)           select the Participants from the Eligible Individuals;

(ii)           grant Awards in accordance with the Plan;

(iii)           determine the number of Shares subject to each Award or the cash amount payable in connection with an Award;

(iv)           determine the terms and conditions of each Award, including, without limitation, those related to term, permissible methods of exercise, vesting, forfeiture, payment, settlement, exercisability, Performance Periods, Performance Targets, and the effect, if any, of a Participant’s termination of employment with the Company or any of its Subsidiaries or a Change in Control of the Company, and including the authority;

(v)            subject to Section 15, amend the terms and conditions of an Award after the grant;

(vi)           specify and approve the provisions of the Award Documents delivered to Participants in connection with their Awards;

(vii)          construe and interpret any Award Document delivered under the Plan;

(viii)         make factual determinations in connection with the administration or interpretation of the Plan;

(ix)           adopt, prescribe, amend, waive and rescind administrative regulations, rules and procedures relating to the Plan;

Annex A

(x)           employ legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan and rely upon any advice, opinion or computation received therefrom;

(xi)           vary the terms of Awards to take account of tax and securities laws and other regulatory requirements or to procure favorable tax treatment for Participants;

(xii)          correct any defects, supply any omission or reconcile any inconsistency in any Award Document or the Plan; and

(xiii)         make all other determinations and take any other action desirable or necessary to interpret, construe or implement properly the provisions of the Plan or any Award Document.

(b)           Plan Construction and Interpretation.  The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

(c)           Determinations of Committee Final and Binding.  All determinations by the Committee or its delegate in carrying out and administering the Plan and in construing and interpreting the Plan shall be made in the Committee’s sole discretion and shall be final, binding and conclusive for all purposes and upon all interested persons.

(d)           Delegation of Authority.  To the extent not prohibited by applicable laws, rules and regulations, the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees thereof or other persons or groups of persons it deems necessary, appropriate or advisable under conditions or limitations as it may set at the time of the delegation or thereafter except, that the Committee may not delegate its authority pursuant to Section 15 to amend the Plan.  For purposes of the Plan, reference to the Committee shall be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to this Section 3(d).

(e)           Liability of Committee.  Subject to applicable laws, rules and regulations (i) no member of the Board or Committee (or its delegates) shall be liable for any good faith action or determination made in connection with the operation, administration or interpretation of the Plan, and (ii) the members of the Board or the Committee (and its delegates) shall be entitled to indemnification and reimbursement in the manner provided in the Company’s Certificate of Incorporation and Bylaws as they may be amended from time to time.  In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon information and/or advice furnished by the Company’s officers or employees, the Company’s accountants, the Company’s counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such information and/or advice.

(f)           Action by the Board.  Anything in the Plan to the contrary notwithstanding, subject to applicable laws, rules and regulations, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board.

Annex A

4.           Eligibility

(a)           Eligible Individuals.  Awards may be granted to officers, employees, directors, consultants, advisors and independent contractors of the Company or any of its Subsidiaries or joint ventures, partnerships or business organizations in which the Company or its Subsidiaries have an equity interest.  Only employees of the Company or a Parent or Subsidiary may be granted Incentive Stock Options.  The Committee shall have the authority to select the persons to whom Awards may be granted and to determine the type, number and terms of Awards to be granted to each such Participant.  Under the Plan, references to “employment” or “employed” include the engagement of Participants who are consultants, advisors and independent contractors of the Company or its Subsidiaries.

(b)           Grants to Participants.  The Committee shall have no obligation to grant any Eligible Individual an Award or to designate an Eligible Individual as a Participant solely by reason of the Eligible Individual having received a prior Award or having been previously designated as a Participant.  The Committee may grant more than one Award to a Participant and may designate an Eligible Individual as a Participant for overlapping periods of time.

5.           Shares Subject to the Plan

(a)           Plan Limit.  Subject to adjustment in accordance with Section 12 of the Plan, the maximum aggregate number of Shares that may be issued for all purposes under the Plan shall be seven million five hundred thousand (7,500,000) plus any Shares that are available for issuance under the Prior Plans or that become available for issuance upon cancellation, forfeiture or expiration of awards granted under the Prior Plans without having been exercised, settled or sold.  Shares to be issued under the Plan may be authorized and unissued Shares, issued Shares that have been reacquired by the Company (in the open-market or in private transactions) and that are being held in treasury, or a combination thereof.  All of the Shares subject to the Plan Limit may be issued pursuant to Incentive Stock Options, except that in calculating the number of Shares that remain available for Awards of Incentive Stock Options, the rules set forth in Section 5 shall not apply to the extent not permitted under Section 422 of the Code.

(b)           Rules Applicable to Determining Shares Available for Issuance.  The number of Shares remaining available for issuance shall be reduced by the number of Shares subject to outstanding Awards and, for Awards that are not denominated by Shares, by the number of Shares actually delivered upon settlement or payment of the Award.  For purposes of determining the number of Shares that remain available for issuance under the Plan, (i) the number of Shares that are tendered by a Participant or withheld by the Company to pay the exercise price of an Award or to satisfy the Participant’s tax withholding obligations in connection with the exercise or settlement of an Award and (ii) all of the Shares covered by a stock-settled Stock Appreciation Right to the extent exercised (not limited to the Shares actually issued to Participants, but also including Shares withheld by the Company for taxes in connection with such exercise), will not be added back to the Plan Limit.  In addition, for purposes of determining the number of Shares that remain available for issuance under the Plan, the number of Shares corresponding to Awards under the Plan that are forfeited or cancelled or otherwise expire for any reason without having been exercised or settled or that are settled through issuance of consideration other than Shares (including, without limitation, cash) shall be added back to the Plan Limit and again be available for the grant of Awards; provided, however, that this provision shall not be applicable with respect to (i) the cancellation of a Stock Appreciation Right granted in tandem with an Option upon the exercise of the Option or (ii) the cancellation of an Option granted in tandem with a Stock Appreciation Right upon the exercise of the Stock Appreciation Right.

Annex A

(c)           Special Limits.  Anything to the contrary in Section 5(a) above notwithstanding, but subject to adjustment under Section 12(b), the following special limits shall apply to Shares available for Awards under the Plan:

(i)           the maximum number of Shares that may be issued pursuant to Restricted Stock, Restricted Stock Units and Other Awards that are payable in Shares granted under the Plan shall equal seven million five hundred thousand (7,500,000) Shares in the aggregate;

(ii)           the maximum number of Shares that may be issued pursuant to Options and Stock Appreciation Rights granted to any Eligible Individual in any calendar year shall equal two hundred fifty thousand (250,000) Shares;

(iii)         the maximum number of Shares that may be issued pursuant to Restricted Stock Units, Restricted Stock or Other Awards granted to any Eligible Individual in any calendar year shall equal seven hundred fifty thousand (750,000) Shares (measured as of the date of grant); and

(iv)         the maximum dollar value of Awards (other than Options or Stock Appreciation Rights) that may be granted to any Eligible Individual in any calendar year is twelve million five hundred thousand dollars ($12,500,000) (measured as of the date of grant).

6.           Awards in General

(a)           Types of Awards.  Awards under the Plan may consist of Options, Restricted Stock Units, Restricted Stock, Stock Appreciation Rights and Other Awards.  Any Award described in Sections 7 through 10 of the Plan may be granted singly or in combination or tandem with any other Awards, as the Committee may determine.  Awards under the Plan may be made in combination with, in replacement of, or as alternatives to awards or rights under any other compensation or benefit plan of the Company, including the plan of any acquired entity.

(b)           Terms Set Forth in Award Document.  The terms and conditions of each Award shall be set forth in an Award Document in a form approved by the Committee for the Award, which shall contain terms and conditions not inconsistent with the Plan.  Notwithstanding the foregoing, and subject to applicable laws, rules and regulations, the Committee may accelerate (i) the vesting or payment of any Award, (ii) the lapse of restrictions on any Award, or (iii) the date on which any Award first becomes exercisable.  The terms of Awards may vary among Participants, and the Plan does not impose upon the Committee any requirement to make Awards subject to uniform terms.  Accordingly, the terms of individual Award Documents may vary.

Annex A

(c)           Vesting.  The Committee shall specify at the time of grant the vesting provisions of an Award; provided, however, that (i) Restricted Stock Awards that are intended to be “performance-based awards” pursuant to Section 6(h) shall not vest earlier than the first anniversary of the date of grant and (ii) all other Restricted Stock Awards shall not vest earlier than one third (1/3) per year over a three year period (in each case, vesting may accelerate upon a termination of employment pursuant to Section 6(d)).

(d)           Termination of Employment.  The Committee shall specify at or after the time of grant of an Award the provisions governing the disposition of an Award in the event of a Participant’s termination of employment with the Company or any of its Subsidiaries or affiliates.  Subject to Section 409A of the Code and other applicable laws, rules and regulations, in connection with a Participant’s termination of employment, the Committee shall have the discretion to accelerate the vesting, exercisability or settlement of, eliminate the restrictions and conditions applicable to, or extend the post-termination exercise period of an outstanding Award.  The provisions described in this Section 6(d) may be specified in the applicable Award Document or determined at a subsequent time.

(e)           Change in Control.  The Committee shall have full authority to determine the effect, if any, of a Change in Control of the Company on the vesting, exercisability, settlement, payment or lapse of restrictions applicable to an Award, which effect may be specified in the applicable Award Document or, subject to Section 409A of the Code and other applicable laws, rules and regulations, determined at a subsequent time.  Except as otherwise specified in an Award Document (or in a Participant’s employment agreement) and subject to applicable laws, rules and regulations (including Section 409A of the Code), the Board or the Committee shall in its sole discretion, at any time prior to, coincident with or after the effective time of a Change in Control, take such actions as it may consider appropriate, including, without limitation:  (i) providing for the acceleration of any vesting conditions relating to the exercise or settlement of an Award (including the deemed attainment of Performance Targets) or that an Award shall terminate or expire unless exercised or settled in full on or before a date fixed by the Board or the Committee; (ii) making other adjustments to the Awards then outstanding as the Committee deems appropriate to reflect the Change in Control; (iii) causing the Awards then outstanding to be assumed, or new rights to be substituted for the Awards, by the surviving corporation in the Change in Control; or (iv) permitting or requiring Participants to surrender outstanding Options in exchange for a cash payment equal to the difference between the highest price paid for a Share in the Change in Control transaction and the Exercise Price of the Options.

(f)           Dividends and Dividend Equivalents.  The Committee may provide Participants with the right to receive dividends or payments equivalent to dividends or interest with respect to an outstanding Award.  The payments can either be paid currently or deemed to have been reinvested in Shares, and can be made in Shares, cash or a combination thereof, as the Committee shall determine; provided, however, that the terms of any reinvestment of dividends must comply with all applicable laws, rules and regulations, including, without limitation, Section 409A of the Code.  Notwithstanding the foregoing, no dividends or dividend equivalents shall be paid with respect to Options or Stock Appreciation Rights.

Annex A

(g)           Rights of a Stockholder.  A Participant shall have no rights as a stockholder with respect to Shares covered by an Award (including voting rights) until the date the Participant or his nominee becomes the holder of record of such Shares.  No adjustment shall be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 12(b) of the Plan.

(h)           Performance-Based Awards.  (i)  The Committee may determine whether any Award under the Plan is intended to be “qualified performance-based compensation” as that term is used in Section 162(m) of the Code.  Any Awards designated to be “qualified performance-based compensation” shall be conditioned on the achievement of one or more Performance Targets to the extent required by Section 162(m) of the Code and shall be subject to all other conditions and requirements of Section 162(m).  The Performance Targets that may be used by the Committee for such Awards will be based on measurable and attainable financial goals for the Company, one or more of its operating divisions, Subsidiaries or business units or any combination of the above from the following: net income, net revenue, operating cash flow, operating margin, operating revenue, revenue growth rates, pretax income, pretax operating income, operating or gross margin, growth rates, operating income growth, return on assets, total stockholder return, Share price, return on equity, operating earnings, diluted earnings per Share or earnings per Share growth, or a combination thereof as selected by the Committee.1  The Performance Targets may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a Subsidiary, division, department, region, function or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Subsidiary, operating division, department, region, function or business unit) or measured relative to selected peer companies or a market or other index.  In addition, for Awards not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee may establish Performance Targets based on other criteria as it deems appropriate.

(ii)  The Participants, to receive Section 162(m) Awards, shall be designated and the applicable Performance Targets shall be established by the Committee within ninety (90) days following the commencement of the applicable Performance Period (or such earlier or later date permitted or required by Section 162(m) of the Code).  Each Participant shall be assigned a Target Number payable if Performance Targets are achieved.  Any payment of a Section 162(m) Award granted with Performance Targets shall be conditioned on the written certification of the Committee in each case that the Performance Targets and any other material conditions were satisfied.  The Committee may determine, at the time of grant, that if performance exceeds the specified Performance Targets, the Award may be settled with payment greater than the Target Number, but in no event may the payment exceed the limits set forth in Section 5(c).  The Committee retains the right to reduce any Section 162(m) Award notwithstanding the attainment of the Performance Targets.  In the event that all members of the Committee are not “outside directors” as that term is defined in Section 162(m) of the Code, the grant and terms of Awards intended to qualify as “performance-based compensation” will be made by a subcommittee appointed in accordance with Section 3(d) of the Plan consisting of two or more “outside directors” for purposes of Section 162(m) of the Code.

Annex A

(i)           Deferrals.  In accordance with the procedures authorized by, and subject to the approval of, the Committee, Participants may be given the opportunity to defer the payment or settlement of an Award to one or more dates selected by the Participant.  The terms of any deferrals must comply with all applicable laws, rules and regulations including, without limitation, Section 409A of the Code.  No deferral opportunity shall exist with respect to an Award unless explicitly permitted by the Committee on or after the time of grant.

(j)           Repricing of Options and Stock Appreciation Rights.  Notwithstanding anything in the Plan to the contrary, an Option or Stock Appreciation Right shall not be granted in substitution for a previously granted Option or Stock Appreciation Right being cancelled or surrendered as a condition of receiving a new Award, if the new Award would have a lower exercise price than the Award it replaces, nor shall the exercise price of an Option or Stock Appreciation Right be reduced once the Option or Stock Appreciation Right is granted.  The foregoing shall not prevent adjustments pursuant to Section 12(b) of the Plan.

7.           Terms and Conditions of Options

(a)           General.  The Committee, in its discretion, may grant Options to Eligible Individuals and shall determine whether the Options shall be Incentive Stock Options or Nonqualified Stock Options.  Each Option shall be evidenced by an Award Document that shall expressly identify the Option as an Incentive Stock Option or Nonqualified Stock Option, and be in such form and contain such provisions as the Committee shall from time to time deem appropriate.  The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, as amended from time to time.

(b)           Exercise Price.  The exercise price of an Option shall be fixed by the Committee at the time of grant or shall be determined by a method specified by the Committee at the time of grant but in no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant.  Payment of the exercise price of an Option shall be made in any form approved by the Committee at the time of grant.

(c)           Term.  An Option shall be effective for such term as shall be determined by the Committee and as set forth in the Award Document relating to the Option, and the Committee may extend the term of an Option after the time of grant; provided, however, that the term of an Option may in no event extend beyond the tenth (10th) anniversary of the date of grant of such Option.

(d)           Exercise; Payment of Exercise Price.  Options shall be exercised by delivery of a notice of exercise in a form approved by the Company.

Subject to the provisions of the applicable Award Document, the exercise price of an Option may be paid (i) in cash (or cash equivalents), (ii) by actual delivery or attestation to ownership of freely transferable Shares already owned by the person exercising the Option and equal in value to the exercise price, (iii) by a combination of cash and Shares equal in value to the exercise price, (iv) through net Share settlement or similar procedure involving the withholding of Shares subject to the Option with a value equal to the exercise price, or (v) by other means as the Committee may authorize.  In accordance with the rules and procedures authorized by the Committee from time to time for this purpose, the Option may also be exercised through a “cashless exercise” procedure authorized by the Committee that permits Participants to exercise Options by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the exercise price and the amount of any required tax or other withholding obligations or through other procedures determined by the Company from time to time.

Annex A

8.           Terms and Conditions of Restricted Stock Units and Restricted Stock

(a)           Restricted Stock Units.  The Committee is authorized to grant Restricted Stock Units to Eligible Individuals.  A Restricted Stock Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and the applicable Award Document, one or more Shares.  Restricted Stock Units may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which they may be cancelled.  Upon settlement, the Restricted Stock Units shall be paid in Shares, cash, or a combination of cash and Shares, with a value equal to the Fair Market Value of the Shares at the time of payment.

(b)           Restricted Stock.  The Committee may grant or sell Restricted Stock to Eligible Individuals.

An Award of Restricted Stock shall consist of one or more Shares granted or sold to an Eligible Individual, and shall be subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee in connection with the Award and specified in the applicable Award Document.  Restricted Stock may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which it may be cancelled.

9.           Stock Appreciation Rights

(a)           General.  The Committee is authorized to grant Stock Appreciation Rights to Eligible Individuals.  A Stock Appreciation Right shall entitle a Participant to receive, upon satisfaction of the conditions to payment specified in the applicable Award Document, an amount equal to the excess, if any, of the Fair Market Value on the exercise date of the number of Shares for which the Stock Appreciation Right is exercised over the grant price for such Stock Appreciation Right specified in the applicable Award Document.  The grant price per Share of Shares covered by a Stock Appreciation Right shall be fixed by the Committee at the time of grant or, alternatively, shall be determined by a method specified by the Committee at the time of grant, but in no event shall the grant price of a Stock Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant.  At the sole discretion of the Committee, payments to a Participant upon exercise of a Stock Appreciation Right may be made in cash or Shares, or in a combination of cash and Shares, having an aggregate Fair Market Value as of the date of exercise equal to the cash amount.

Annex A

(b)           Term.  A Stock Appreciation Right shall be effective for such term as shall be determined by the Committee and as set forth in the Award Document relating to such Stock Appreciation Right, and the Committee may extend the term of a Stock Appreciation Right after the time of grant; provided, however, that the term of a Stock Appreciation Right may in no event extend beyond the tenth (10th) anniversary of the date of grant of such Stock Appreciation Right.

(c)           Methods of Exercise.  In accordance with the rules and procedures established by the Committee for this purpose, and subject to the provisions of the applicable Award Document and all applicable laws, the Committee shall determine the permissible methods of exercise for a Stock Appreciation Right.

(d)           Stock Appreciation Rights in Tandem with Options.  A Stock Appreciation Right granted in tandem with an Option may be granted either at the same time as the Option or subsequent thereto.  If granted in tandem with an Option, a Stock Appreciation Right shall cover the same number of Shares as covered by the Option (or such lesser number of Shares as the Committee may determine) and shall be exercisable only at the same time or times and to the extent the related Option shall be exercisable, and shall have the same term as the related Option.  The grant price of a Stock Appreciation Right granted in tandem with an Option shall equal the per Share exercise price of the Option to which it relates.  Upon exercise of a Stock Appreciation Right granted in tandem with an Option, the related Option shall be cancelled automatically to the extent of the number of Shares covered by such exercise.  Conversely, if the related Option is exercised as to some or all of the Shares covered by the tandem grant, the tandem Stock Appreciation Right shall be cancelled automatically to the extent of the number of Shares covered by the Option exercise.

10.           Other Awards

The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company.  Other Awards may provide for cash payments based in whole or in part on the value or future value of Shares, for the acquisition or future acquisition of Shares, or any combination thereof.  Notwithstanding the foregoing, where the value of an Other Award is based on a spread value, the grant or exercise price will not be less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of the grant.

11.           Certain Restrictions

(a)           Transfers.  No Award shall be transferable other than by last will and testament, by the laws of descent and distribution or pursuant to a domestic relations order, as the case may be; provided, however, that the Committee may, subject to terms and conditions as it shall specify, permit the transfer of an Award for no consideration (i) to a Participant's family member, (ii) to one or more trusts established in whole or in part for the benefit of one or more of such family members, (iii) to one or more entities which are beneficially owned in whole or in part by one or more such family members or (iv) to any other individual or entity permitted under law and the rules of Nasdaq or any other exchange that lists the Shares (collectively, “Permitted Transferees”).  Any Award transferred to a Permitted Transferee shall be further transferable only by last will and testament or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Participant.

Annex A

(b)           Award Exercisable Only by Participant.  During the lifetime of a Participant, an Award shall be exercisable only by the Participant or by a Permitted Transferee to whom the Award has been transferred in accordance with Section 11(a) above.  The grant of an Award shall impose no obligation on a Participant to exercise or settle the Award.

12.           Recapitalization or Reorganization

(a)           Authority of the Company and Stockholders.  The existence of the Plan, the Award Documents and the Awards granted under the Plan shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Shares or the rights under the Shares or which are convertible into or exchangeable for Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)           Change in Capitalization.  Notwithstanding any provision of the Plan or any Award Document, the number and kind of Shares authorized for issuance under Section 5 of the Plan, including the maximum number of Shares available under the special limits provided for in Section 5(c), shall be equitably adjusted in the manner deemed necessary by the Committee in the event of a stock split, reverse stock split, stock dividend, recapitalization, reorganization, partial or complete liquidation, reclassification, merger, consolidation, separation, extraordinary dividend, split-up, spin-off, combination, exchange of Shares, warrants or rights offering to purchase Shares at a price substantially below Fair Market Value or other similar corporate event or distribution of stock or property of the Company affecting the Shares in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan.  In addition, upon the occurrence of any of the foregoing events, the number and kind of Shares subject to any outstanding Award and the exercise price per Share (or the grant price per Share, as the case may be), if any, under any outstanding Award shall be equitably adjusted (including by payment of cash to a Participant) in order to preserve the benefits or potential benefits intended to be made available to Participants.  Such adjustments shall be made by the Committee, in its sole discretion, whose determination as to what adjustments shall be made, and the extent thereof, shall be final.  Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same restrictions and vesting or settlement schedule to which the underlying Award is subject.  Notwithstanding the forgoing, the Committee shall not be required to make any adjustments that would cause an Award to fail to satisfy the conditions of an applicable exemption from the requirements of Section 409A of the Code or otherwise violate the applicable requirements thereof.

Annex A

13.           Term of the Plan

Unless earlier terminated pursuant to Section 15 of the Plan, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date, except with respect to Awards then outstanding.  No Awards may be granted under the Plan after the tenth (10th) anniversary of the Effective Date.

14.           Effective Date

The Plan shall become effective on the Effective Date; provided, however, that if the Plan is not approved by the stockholders upon submission to them for approval, the Plan shall be void ab initio.

15.           Amendment and Termination

Subject to applicable laws, rules and regulations, the Board may at any time terminate or, from time to time amend, modify or suspend the Plan; provided, however, that no termination, amendment, modification or suspension (i) shall be effective without the approval of the stockholders of the Company if such approval is required under applicable laws, rules and regulations, including the rules of Nasdaq and (ii) shall materially and adversely alter or impair the rights of a Participant in any Award previously made under the Plan without the consent of the holder of the Award.  Notwithstanding the foregoing, the Board shall have broad authority to amend the Plan or any Award under the Plan without the consent of a Participant to the extent it deems necessary or desirable (a) to comply with, or take into account changes in, interpretations of or guidance promulgated under, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules and regulations, (b) to take into account unusual or nonrecurring events or market conditions (including, without limitation, the events described in Section 12(b)), (c) to take into account significant acquisitions or dispositions of assets or other property by the Company or (d) to ensure that an Award is not subject to interest and penalties under Section 409A of the Code.

16.           Miscellaneous

(a)           Tax Withholding.  The Company or a Subsidiary, as appropriate, may require any individual entitled to receive a payment in respect of an Award to remit to the Company, prior to payment, an amount sufficient to satisfy any applicable tax withholding requirements.  In the case of an Award payable in Shares, the Company or a Subsidiary, as appropriate, may permit or require a Participant to satisfy, in whole or in part, the obligation to remit taxes by directing the Company to withhold Shares that would otherwise be received by the Participant or to repurchase Shares that were issued to the Participant to satisfy the minimum statutory withholding rates for any applicable tax withholding purposes, in accordance with all applicable laws and pursuant to such rules as the Committee may establish from time to time.  The Company or a Subsidiary, as appropriate, shall also have the right to deduct from all cash payments made to a Participant (whether or not the payment is made in connection with an Award) any applicable taxes required to be withheld with respect to payments under the Plan.

Annex A

(b)           No Right to Awards or Employment.  No person shall have any claim or right to receive Awards under the Plan.  Neither the Plan, the grant of Awards under the Plan nor any action taken or omitted to be taken under the Plan shall be deemed to create or confer on any Eligible Individual any right to be retained in the employ of the Company or any Subsidiary or other affiliate thereof, or to interfere with or to limit in any way the right of the Company or any Subsidiary or other affiliate thereof to terminate the employment of the Eligible Individual at any time.  No Award shall constitute salary, recurrent compensation or contractual compensation for the year of grant, any later year or any other period of time.  Neither the Plan nor any Award constitutes a contractual entitlement to any bonus payment in general irrespective of whether Awards or bonus payments were made in previous years.  Payments received by a Participant under any Award made pursuant to the Plan shall not be included in, nor have any effect on, the determination of employment-related rights or benefits under any other employee benefit plan or similar arrangement provided by the Company and the Subsidiaries, unless otherwise specifically provided for under the terms of such plan or arrangement or by the Committee.

(c)           Securities Law Restrictions.  An Award may not be exercised or settled and no Shares may be issued in connection with an Award unless the issuance of the Shares (i) has been registered under the Securities Act of 1933, as amended, (ii) has qualified under applicable state “blue sky” laws (or the Company has determined that an exemption from registration and from qualification under such state “blue sky” laws is available) and (iii) complies with all applicable laws, rules and regulations, including all foreign securities laws.  The Committee may require each Eligible Individual purchasing or acquiring Shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that such Eligible Individual is acquiring the Shares for investment purposes and not with a view to the distribution thereof.  All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange upon which the Shares are then listed, and any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d)           Section 162(m) of the Code.  The Plan is intended to comply in all respects with Section 162(m) of the Code; provided, however, that in the event the Committee determines that compliance with Section 162(m) of the Code is not desired with respect to a particular Award, compliance with Section 162(m) of the Code shall not be required.  In addition, if any provision of this Plan would cause Awards that are intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code, to fail to so qualify, that provision shall be severed from, and shall be deemed not to be a part of, the Plan, but the other provisions of the Plan shall remain in full force and effect.

(e)           Awards to Individuals Subject to Laws of a Jurisdiction Outside of the United States.  To the extent that Awards under the Plan are awarded to Eligible Individuals who are domiciled or resident outside of the United States or to persons who are domiciled or resident in the United States but who are subject to the tax laws of a jurisdiction outside of the United States, the Committee may adjust the terms of the Awards granted hereunder to such person (i) to comply with the laws, rules and regulations of such jurisdiction and (ii) to permit the grant of the Award not to be a taxable event to the Participant.  The authority granted under the previous sentence shall include the discretion for the Committee to adopt, on behalf of the Company, one or more sub-plans applicable to separate classes of Eligible Individuals who are subject to the laws of jurisdictions outside of the United States.

Annex A

(f)           Satisfaction of Obligations.  Subject to applicable law, the Company may apply any cash, Shares, securities or other consideration received upon exercise or settlement of an Award to any obligations a Participant owes to the Company and the Subsidiaries in connection with the Plan or otherwise, including, without limitation, any tax obligations or obligations under a currency facility established in connection with the Plan.

(g)           No Limitation on Corporate Actions.  Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action, whether or not it would have an adverse effect on any Awards made under the Plan.  No Participant, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any corporate action.

(h)           Unfunded Plan.  The Plan is intended to constitute an unfunded plan for incentive compensation.  Prior to the issuance of Shares, cash or other form of payment in connection with an Award, nothing contained herein shall give any Participant any rights that are greater than those of a general unsecured creditor of the Company.  The Committee may, but is not obligated to, authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares with respect to Awards hereunder.

(i)           Award Document.  In the event of any conflict or inconsistency between the Plan and any Award Document, the Plan shall govern and the Award Document shall be interpreted to minimize or eliminate the conflict or inconsistency.

(j)           Successors and Assigns.  All obligations of the Company under the Plan with respect to Awards shall be binding on any successor or assign to the Company, whether the existence of the successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(k)           Application of Funds.  The proceeds received by the Company from the sale of Shares pursuant to Awards will be used for general corporate purposes.

(l)           Headings.  The headings of Sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

(m)         Section 409A of the Code.  Notwithstanding any contrary provision in the Plan or an Award Document, if any provision of the Plan or an Award Document contravenes any regulations or guidance promulgated under Section 409A of the Code or would cause an Award to be subject to additional taxes, accelerated taxation, interest and/or penalties under Section 409A of the Code, such provision of the Plan or Award Document may be modified by the Committee without consent of the Participant in any manner the Committee deems reasonable or necessary.  In making such modifications the Committee shall attempt, but shall not be obligated, to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Section 409A of the Code.  Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A of the Code to the extent such discretionary authority would contravene Section 409A of the Code or the guidance promulgated thereunder.

(n)           Governing Law.  Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Florida (other than its conflict of law rules).

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on July 30, 2009.

Vote by Internet

•	Log on to the Internet and go to www.investorvote.com

•	Follow the steps outlined on the secured website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call

•	Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Vote on Directors – The Board of Directors unanimously recommends a vote FOR the listed nominees.

1. Election of Three Class III Directors:	For	Withhold

01 – Charles L. Chadwell	☐	☐
02 – Richard G. Hamermesh	☐	☐
03 – Amin J. Khoury	☐	☐

B	Vote on Proposals – The Board of Directors unanimously recommends a vote FOR Proposals 2 and 3.
		For	Against	Abstain
2.	Proposal to ratify the appointment of Deloitte & Touche LLP	☐	☐	☐
as the Company’s independent registered public accounting firm for the 2009 fiscal year.

		For	Against	Abstain
3.	Proposal to adopt amendments to the Company’s 2005 Long-Term	☐	☐	☐
Incentive Plan, as amended and restated.

The Board of Directors recommends a vote AGAINST Proposal 4.
		For	Against	Abstain
4.	Proposal to adopt the stockholder proposal	☐	☐	☐
(the MacBride Principles).

		For	Against	Abstain
5.	To transact any other business that may properly come	☐	☐	☐
before the meeting or any adjournment thereof.

C	Non - Voting Items
Change of Address - Please print new address below.	Comments - Please print your comments below.

D	Authorized Signatures – This section must be completed for your vote to be counted. — Date and Sign Below.
Please sign this proxy card and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you attend. Please sign as your name appears herein. Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc. For an account in the name of two or more persons, each should sign, or if one signs, he should attach evidence of his authority.

Date (mm/dd/yyyy) - Please print date below.	Signature 1 - Please keep signature within the box.	Signature 2 - Please keep signature within the box.

/ /

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy – BE Aerospace, Inc.

ANNUAL MEETING
JULY 30, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

The undersigned hereby constitutes and appoints Messrs. Thomas P. McCaffrey and Edmund J. Moriarty, or either of them, with full power of substitution to each, proxies to vote and act at the Annual Meeting of Stockholders of BE Aerospace, Inc. (the “Company”) to be held on July 30, 2009 in the Conference Center, 36th Floor, Ropes & Gray, One International Place, Boston, Massachusetts at 10:30 a.m., and at any adjournment thereof (the “Meeting”), upon and with respect to the number of shares of Common Stock, par value $0.01 per share that the undersigned would be entitled to vote if personally present. The undersigned hereby instructs such proxies, or their substitutes to vote on those matters appearing on the reverse side hereof as specified by the undersigned and in such manner as they may determine on any other matter which may come before the Meeting, all as indicated in the accompanying Notice of Meeting and Proxy Statement, receipt of which is hereby acknowledged. All proxies heretofore given by the undersigned in respect of the Meeting are hereby revoked.

Unless otherwise specified in the boxes provided on the reverse side hereof, this Proxy will be voted FOR the nominees for Director, FOR Proposals 2 and 3, and AGAINST Proposal 4 and in the discretion of the named proxies as to any other matter that may properly come up before the Meeting.

CONTINUED AND TO BE VOTED ON REVERSE SIDE